Exhibit 10.1
Execution Version

________________________________________________________________________
Capital One, National Association
AMENDED AND RESTATED TERM LOAN AGREEMENT
dated as of
October 13, 2017
among

GPT OPERATING PARTNERSHIP, LP,
as a Borrower

GPT PROPERTY TRUST LP,
as a Borrower

GRAMERCY PROPERTY TRUST,
as Company
The Lenders Party Hereto and
CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent

CAPITAL ONE, NATIONAL ASSOCIATION,
as Sole Lead Arranger and Sole Bookrunner

TD BANK, N.A.,
as Syndication Agent

U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agent

2192464.10

Exhibit 10.1
Execution Version

2192464.10

PAGE

DEFINITIONS	1

Defined Terms	1

Classification of Loans and Borrowings	29

Terms Generally	29

Accounting Terms; GAAP	29

Amendment and Restatement of the Existing Credit Agreement	30

THE CREDITS	30

Commitments.	30

Loans and Borrowings	31

Requests for Borrowings	32

Incremental Facilities	32

Intentionally Omitted.	34

Intentionally Omitted.	34

Funding of Borrowings	34

Interest Elections	35

Termination and Reduction of Commitments	36

Repayment of Loans; Evidence of Debt	36

Prepayment of Loans	37

Fees.	37

Interest	38

-i

(continued)
PAGE

Alternate Rate of Interest	38

Increased Costs	39

Break Funding Payments	40

Taxes	40

Payments Generally; Pro Rata Treatment; Sharing of Set-offs	44

Mitigation Obligations; Replacement of Lenders	46

Defaulting Lenders.	47

Legacy OP Release	47

REPRESENTATIONS AND WARRANTIES	48

Organization; Powers	49

Authorization; Enforceability	49

Governmental Approvals; No Conflicts	49

Financial Condition; No Material Adverse Change	49

Properties	49

Litigation and Environmental Matters	50

Compliance with Laws and Agreements	50

Investment Company Status	50

Taxes	50

ERISA	51

Disclosure	51

-ii-

(continued)
PAGE

Anti-Corruption Laws and Sanctions	51

Federal Reserve Board Regulations	51

Subsidiaries	52

Solvency	52

REIT Status	52

Insurance	52

CONDITIONS	52

Effective Date	52

Each Credit Event	54

AFFIRMATIVE COVENANTS	54

Financial Statements; Ratings Change and Other Information	55

Notices of Material Events	56

Existence; Conduct of Business; REIT Status	56

Payment of Obligations	57

Maintenance of Properties; Insurance	57

Books and Records; Inspection Rights	57

Compliance with Laws	57

Use of Proceeds	57

Accuracy Of Information	58

Notices of Asset Sales, Encumbrances or Dispositions	58

-iii-

(continued)
PAGE

Additional Unencumbered Properties	58

Releases of the Guaranty	59

NEGATIVE COVENANTS	59

Indebtedness	59

Liens	60

Fundamental Changes; Changes in Business; Asset Sales	60

Swap Agreements	61

Restricted Payments	61

Transactions with Affiliates	61

Restrictive Agreements	61

Sale and Leaseback	62

Changes in Fiscal Periods	62

Payments and Modifications of Subordinate Debt	62

Financial Covenants	62

EVENTS OF DEFAULT	63

THE ADMINISTRATIVE AGENT	66

MISCELLANEOUS	68

Notices	68

Waivers; Amendments	70

-iv-

(continued)
PAGE

Expenses; Indemnity; Damage Waiver	71

Successors and Assigns	72

Survival	76

Counterparts; Integration; Effectiveness; Electronic Execution	76

Severability	76

Right of Setoff	77

Governing Law; Jurisdiction; Consent to Service of Process	77

WAIVER OF JURY TRIAL	77

Headings	78

Confidentiality	78

Material Non-Public Information.	78

Authorization to Distribute Certain Materials to Public-Siders.	79

Interest Rate Limitation	79

USA PATRIOT Act	80

No Advisory or Fiduciary Responsibility	80

Acknowledgement and Consent to Bail-In of EEA Financial Institutions	81

Joint and Several Liability	81

-v-

SCHEDULES:
Schedule CDOS -- CDO Subsidiaries
Schedule EGL -- Eligible Ground Leases
Schedule ES -- Excluded Subsidiaries
Schedule SJV -- Specified Joint Ventures
Schedule 2.01 -- Lenders; Commitments
Schedule 3.05 -- Unencumbered Properties
Schedule 3.06 -- Disclosed Matters
Schedule 3.14 -- Subsidiaries
Schedule 6.07 -- Existing Restrictions

EXHIBITS:
Exhibit A -- Form of Assignment and Assumption
Exhibit B -- Form of Borrowing Request
Exhibit C-1 -- U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-2 -- U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-3 -- U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-4 -- U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D -- Form of Note
Exhibit E -- Form of Compliance Certificate

THIS AMENDED AND RESTATED TERM LOAN AGREEMENT AMENDS AND RESTATES THAT CERTAIN TERM LOAN AGREEMENT DATED DECEMBER 17, 2015 (AS AMENDED AND IN EFFECT IMMEDIATELY PRIOR TO THE DATE HEREOF, THE “EXISTING CREDIT AGREEMENT”), ENTERED INTO BY AND AMONG GPT OPERATING PARTNERSHIP LP, A DELAWARE LIMITED PARTNERSHIP (F/K/A CSP OPERATING PARTNERSHIP LP), GPT PROPERTY TRUST LP, A DELAWARE LIMITED PARTNERSHIP, GRAMERCY PROPERTY TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST (F/K/A CHAMBERS STREET PROPERTIES), THE LENDERS FROM TIME TO TIME PARTY THERETO, AND CAPITAL ONE, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT.
AMENDED AND RESTATED TERM LOAN AGREEMENT (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of October 13, 2017, among GPT OPERATING PARTNERSHIP LP, a Delaware limited partnership (f/k/a CSP Operating Partnership LP) (“GPT OP”), GPT PROPERTY TRUST LP, a Delaware limited partnership (“Legacy OP”), GRAMERCY PROPERTY TRUST, a Maryland real estate investment trust (f/k/a Chambers Street Properties) (“Company”), the LENDERS party hereto, and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent.
The parties hereto agree as follows:

ARTICLE I
DEFINITIONS
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Additional Credit Extension Amendment” means an amendment to this Agreement providing for any New Term Loans which shall be consistent with the applicable provisions of this Agreement relating to New Term Loans and otherwise reasonably satisfactory to the Administrative Agent, the Company and the Borrowers.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Adjusted Net Operating Income” means, for any period for any Real Estate Asset, (a) the Net Operating Income (or the Ownership Share of the Net Operating Income from a Real Estate Asset owned by an Investment Affiliate) from such Real Estate Asset minus (b) a reserve for capital expenditures and replacements equal to $0.10 per square foot per annum for such Real Estate Asset (or the Ownership Share of such reserve for a Real Estate Asset owned by an Investment Affiliate).
“Administrative Agent” means Capital One, National Association, in its capacity as administrative agent for the Lenders hereunder, and any successor thereto appointed pursuant to Article VIII. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of Capital One, National Association through which Capital One, National Association shall perform any of its obligations in such capacity hereunder.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Party” has the meaning assigned to it in Section 9.01(d).
“Agreement” has the meaning assigned to it in the recitals.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate if a Eurodollar Borrowing with a one month Interest Period was being made on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company, the Borrowers and their Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Credit Rating” means, until a rating is assigned to the Company’s or a Borrower’s Index Debt by Moody’s, S&P, or Fitch, a rating assigned to the Company, and, after a rating is assigned to the Company’s or a Borrower’s Index Debt by Moody’s, S&P, or Fitch, a rating assigned to the Company’s or a Borrower’s Index Debt by Moody’s, S&P or Fitch.
“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the applicable rate per annum determined solely by the Applicable Credit Ratings in the table below:

RATINGS LEVEL	MOODY’S/ S&P/FITCH APPLICABLE CREDIT RATING	EURODOLLAR - APPLICABLE RATE	ABR- APPLICABLE RATE
Level I Rating	A3/A- or higher	0.90%	0.0%
Level II Rating	Baa1/BBB+	0.95%	0.0%
Level III Rating	Baa2/BBB	1.10%	0.10%
Level IV Rating	Baa3/BBB-	1.350%	0.350%
Level V Rating	Below Baa3/BBB - or unrated	1.750%	0.750%

For purposes of the definition of “Applicable Rate”, if at any time the Company or a Borrower has two (2) Applicable Credit Ratings, the Applicable Rate shall be the rate per annum applicable to the highest Applicable Credit Rating; provided that if the highest Applicable Credit Rating and the lowest Applicable Credit Rating are more than one ratings category apart, the Applicable Rate shall be the rate per annum applicable to the Applicable Credit Rating that is one ratings category below the highest Applicable Credit Rating. If at any time the Company or a Borrower has three (3) Applicable Credit Ratings, and such Applicable Credit Ratings are split, then: (A) if the difference between the highest and the lowest such Applicable Credit Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Rate shall be the rate per annum that would be applicable if the highest of the Applicable Credit Ratings were used; and (B) if the difference between such Applicable Credit Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Applicable

Rate shall be the rate per annum that would be applicable if the average of the two (2) highest Applicable Credit Ratings were used; provided that if such average is not a recognized rating category, then the Applicable Rate shall be the rate per annum that would be applicable if the second highest Applicable Credit Rating of the three were used. If at any time the Company or a Borrower has only one Applicable Credit Rating (and such Credit Rating is from Moody’s or S&P), the Applicable Rate shall be the rate per annum applicable to such Applicable Credit Rating. If the Company or a Borrower does not have an Applicable Credit Rating from either Moody’s or S&P, the Applicable Rate shall be the rate per annum applicable to an Applicable Credit Rating of “below BBB-/Baa3 or unrated” in the tables above.
Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
Any adjustment in the Applicable Rate shall be applicable to all existing Loans.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Authorized Officer” means any of the Chief Executive Officer, President, Financial Officer or General Counsel of the general partner of a Borrower.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America Portfolio” means the portfolio of properties leased to Bank of America, N.A. under a master lease which as of the Effective Date consist of the properties identified on Schedule 3.05 as the Bank of America Portfolio.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, or has become the subject of a Bail-In Action; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means each of GPT Operating Partnership LP, a Delaware limited partnership (f/k/a CSP Operating Partnership LP) and GPT Property Trust LP, a Delaware limited partnership.
“Borrowing” means each portion of the Term Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request in substantially the form of Exhibit B hereto by the Borrowers for a Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalization Rate” means (a) 7.25% for each Real Estate Asset that is part of the Bank of America Portfolio and (b) 7.50% for all other Real Estate Assets.
“Capitalized Loan Fees” means, with respect to any Person, and with respect to any period, any upfront, closing or similar fees paid by in connection with the incurrence or refinancing of Indebtedness during such period that are capitalized on the balance sheet of such Person.
“Cash Equivalents” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of issuance and having, at the time of the acquisition thereof, a rating of at least A1 from S&P or at least P1 from Moody’s;
(c)    investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(d)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(e)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(f)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
“CDO” means a structured asset-backed security commonly known as a “collateralized debt obligation”.
“CDO Subsidiaries” means Excluded Subsidiaries that constitute the Company’s CDO entities and are listed on Schedule CDOS attached hereto.
“Change in Control” means: (a) for any reason whatsoever any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Effective Date) shall beneficially own a percentage of the then outstanding Equity Interests of the Company having the power, directly or indirectly, to vote for the election of directors (or their equivalent) of the Company (“Voting Equity Interests”) that is more than 35% of the outstanding Voting Equity Interests of the Company; or any “person” or “group” otherwise acquires the power to direct, directly or indirectly, the management or policies of the Company; or (b) during any period of 12 consecutive months, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (c) the Company shall cease to be the sole general partner of a Borrower or shall cease to have the sole and exclusive power to exercise all management and control over a Borrower (in all cases subject to Section 6.03); or (d) the Company shall cease to directly or indirectly own at least 60% of the limited partnership interests in a Borrower (in all cases subject to Section 6.03).
“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement of (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date such Lender became a party to this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.
“Code” means the Internal Revenue Code of 1986, as amended.
“Columbus Merger Sub” has the meaning assigned to it in Section 2.21(b)(iv).
“Commitment” means, with respect to each Lender, its Term Loan Commitment.
“Communications” has the meaning assigned to it in Section 9.01(d).
“Company” has the meaning specified in the introductory paragraph hereto.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, without duplication, an amount equal to the net income or loss of the Company and its Subsidiaries (other than CDO Subsidiaries) on a consolidated basis determined in accordance with GAAP (before minority interests and excluding losses attributable to the sale or other disposition of assets and the adjustment for so-called “straight-line rent accounting” and excluding all items attributable to CDO Subsidiaries) for such period plus (x) the following, without duplication, to the extent deducted in computing such consolidated net income or loss for such period: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization for such period, (iv) other non-cash charges for such period, (v) acquisition costs for such period with respect to all Real Estate Assets acquired by the Company or any of its consolidated Subsidiaries, (vi) all losses attributable to the sale or other disposition of assets in such period, (vii) non-recurring fees and expenses incurred during such period in connection with the execution and delivery of this Agreement, the JPM Credit Agreement and the Note Purchase Agreement, and (viii) all losses attributable to the early extinguishment of Indebtedness, and minus, without duplication (y)(i) a reserve for capital expenditures and replacements equal to $0.10 per square foot per annum for Real Estate Assets, (ii) all gains attributable to the sale or other disposition of assets or debt restructurings in such period, and (iii) all gains attributable to the early extinguishment of Indebtedness; provided that to the extent not already included in the foregoing calculation, Consolidated EBITDA shall be adjusted to include the Ownership Share of the net income or loss of all Investment Affiliates for such period, determined and adjusted in the same manner as provided above in this definition with respect to the net income or loss of the Company and its Subsidiaries on a consolidated basis; provided further that if during any period for which Consolidated EBITDA is being determined there are New Acquisitions which are subject to leases that contain free rent or other rent reduction provisions that are in effect at any time during such period, then for purposes of determining Consolidated EBITDA for such period, the rental or other income attributable to such leases while such free rent or rent reduction period is in effect (but in no event longer than 6-months for any such lease) shall be determined on a straight-line rent accounting basis.
“Consolidated Fixed Charges” means, for any period, without duplication, the sum of (a) Consolidated Interest Expense of the type described in clause (a) of the definition thereof for such period plus (b) the aggregate amount of scheduled principal payments attributable to Total Indebtedness (excluding optional prepayments and scheduled principal payments due on maturity of any such Indebtedness) required to be made during such period by the Company or any of its consolidated Subsidiaries plus (c) dividends on the Company’s preferred stock required to be made during such period pursuant to the Company’s organizational documents plus (d) all rental payments due and payable with respect to such period under ground leases of any properties at which the Company or any of its consolidated Subsidiaries are tenants plus (e) to the extent not included in clauses (a), (b) and (d), the Ownership Share of all interest expense and other amounts of the type referred to in such clauses of any Investment Affiliate.

“Consolidated Interest Expense” means, for any period, the sum (without duplication) for such period for the Company and its Subsidiaries (excluding CDO Subsidiaries) on a consolidated basis of: (a) total interest expense, whether paid or accrued, of the Company and its Subsidiaries, including fees payable in connection with the Term Facility, charges in respect of letters of credit and the portion of any Capital Lease Obligations allocable to interest expense (excluding amortization or write-off of debt discount and expense, except as provided in clause (b) below), (b) amortization of costs related to interest rate protection contracts and rate buydowns, (c) capitalized interest, (d) amortization of Capitalized Loan Fees, (e) interest incurred on any liability or obligation that constitutes a Contingent Obligation and (f) to the extent not included in clauses (a) through (e), the Ownership Share of all interest expense and other amounts of the type referred to in such clauses of any Investment Affiliate.
“Consolidated Tangible Net Worth” means, at any date of determination, (i) stockholders’ equity of the Company and its Subsidiaries (excluding CDO Subsidiaries) on a consolidated basis at such time, determined in accordance with GAAP, plus (ii) accumulated depreciation and amortization, minus (iii) goodwill and intangible assets, other than lease intangibles.
“Contingent Obligations” means, as to any Person, without duplication, (a) any contingent obligation of such Person required to be included in such Person’s balance sheet in accordance with GAAP, and (b) any obligation required to be included in the disclosure contained in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any Nonrecourse Indebtedness, lease, dividend or other obligation, exclusive of (i) contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations (other than guarantees of completion), in each case under clauses (i) and (ii) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (b) above in this definition shall be deemed to be (A) with respect to a guaranty of interest, interest and principal, or operating income, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (x) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (B) with respect to all guarantees not covered by the preceding clause (A), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements required to be delivered pursuant to Sections 5.01(a) and 5.01(b). Notwithstanding anything contained herein to the contrary, guarantees of completion or other performance shall not be deemed to be Contingent

Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion or other performance shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (1) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is Recourse Indebtedness, directly or indirectly to such Person or any of its Subsidiaries), the amount of such guaranty shall be deemed to be 100% thereof unless and only to the extent that (i) such other Person has delivered cash or Cash Equivalents to secure all or any part of such Person’s obligations under such joint and several guaranty (in which case the amount of such guaranty shall be reduced by the amount of such cash or Cash Equivalents) or (ii) such other Person holds an Investment Grade Rating from any of Fitch, Moody’s or S&P, or has creditworthiness otherwise reasonably acceptable to the Administrative Agent (in which case the amount of such guaranty shall be zero), and (2) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party” means the Administrative Agent or any other Lender.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified a Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.
“Development Property” means a Real Estate Asset owned by the Company, any of its Wholly-Owned Subsidiaries or any Investment Affiliate on which the construction of an office, industrial and/or retail building has commenced, other than any Real Estate Asset with respect to which any interruption of construction has lasted for more than one hundred and twenty (120) consecutive days and is then continuing. Such Real Estate Asset shall be treated as a Development Property until construction is completed and a certificate of occupancy (or its equivalent in the applicable jurisdiction) has been issued.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Equity Interests which are not Disqualified Equity Interests) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (in each case, other than solely as a result of, a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the Maturity Date; provided, however, that if such Equity Interests are issued to any plan for the benefit of employees of the Company or its direct or indirect Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.
“dollars” or “$” refers to lawful money of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security systems.
“Eligible Assignee” means (i) a Lender (other than a Defaulting Lender) or any Affiliate or Approved Fund thereof; (ii) a commercial bank having total assets in excess of $2,500,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company or other entity reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $300,000,000 or is otherwise reasonably acceptable to the Administrative Agent. For the avoidance of doubt, no Ineligible Institution is an Eligible Assignee.
“Eligible Ground Lease” means each ground lease existing on the date of this Agreement and listed on Schedule EGL and each ground lease entered into or acquired after the date hereof that would constitute a financeable ground lease to a prudent institutional lender in the business of making commercial real estate loans and, accordingly, provide customary protections for a potential leasehold mortgagee including a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of no less than 35 years from the Effective Date; provided that such ground lease may have a remaining term of less than 35 years if the tenant has a unilateral option to purchase the fee interest at the end of the lease term for a de minimis purchase price.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by a Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by a Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by a Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by a Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excluded Subsidiaries” means the respective Subsidiaries of the Borrowers listed on Schedule ES attached hereto, as such Schedule ES may be updated by an Authorized Officer of each Borrower to include (a) any Subsidiary acquired pursuant to an acquisition permitted hereunder which is financed with Secured Indebtedness that is permitted by this Agreement and each Subsidiary thereof that guarantees such Secured Indebtedness (in each case to the extent that guaranteeing the Obligations is prohibited by such Secured Indebtedness), (b) any Subsidiary of an Excluded Subsidiary, (c) any Subsidiary that is not a Wholly-Owned Subsidiary of a Borrower, and is either acquired pursuant to an acquisition permitted hereunder or formed in a manner not expressly prohibited hereunder, and is prohibited by its organizational documents from giving a guaranty of the Obligations and (d) any Subsidiary of a Borrower organized in a jurisdiction other than the United States or any state thereof; provided that each such Subsidiary shall cease to be an Excluded Subsidiary hereunder if such Secured Indebtedness is repaid or becomes unsecured or if such Subsidiary ceases to guarantee such Secured Indebtedness or if such Subsidiary ceases to be prohibited from giving a guaranty, as applicable.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment requested by a Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Lenders” means the lenders that were party to the Existing Credit Agreement immediately prior to the Effective Date.
“Existing Loans” has the meaning specified in Section 2.01.
“Existing Credit Agreement” has the meaning specified in the introductory paragraph hereto.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fee Letter” means that certain Fee Letter, dated as of September 27, 2017, by and between the Borrowers and Capital One, National Association, as the same may be amended, amended and restated, restated, supplemented, modified or otherwise in effect from time to time.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the general partner of a Borrower or the Company, as applicable.
“Fitch” means Fitch, Inc.
“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“GPT OP” has the meaning specified in the introductory paragraph hereto.
“Gramercy” means Gramercy Property Trust Inc., a Maryland corporation.
“Guaranty” means the Amended and Restated Guaranty dated as of the date hereof from the Company in favor of the Administrative Agent for the benefit of the Lenders.
“Guarantor” means the Company.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that was a Lender or an Affiliate of a Lender at the time it entered into a Swap Agreement (regardless of whether such Person subsequently ceases to be a Lender or an Affiliate of a Lender).

“Holding Subsidiary” has the meaning assigned to it in Section 2.21(b)(iv).
“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate”.
“Increased Amount Date” has the meaning assigned to such term in Section 2.04.
“Included Swap Exposure” means, as of any date of determination, the mark-to-market value of any Swap Agreement provided by any Hedge Bank to a Borrower or the Company or any of its Subsidiaries, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such agreements.
“Indebtedness” means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses incurred by such Person in the ordinary course of business) and only to the extent such obligations constitute indebtedness for purposes of GAAP, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Equity Interests of such Person (other than (i) obligations existing on the Effective Date that any direct or indirect parent of such Person has the right (subject to satisfaction of applicable securities law requirements, including the filing of registration statements) to satisfy by delivery of its Equity Interests, (ii) obligations that any direct or indirect parent of such Person is given the right to satisfy by delivery of its Equity Interests and (iii) obligations with respect to preferred stock of the Company), (h) all Contingent Obligations of such Person in respect of the foregoing clauses (a) through (g), (i) all obligations of the kind referred to in clause (a) through (h) above secured by any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) the “mark to market” liability of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. The amount of any Indebtedness under clause (i) above shall be limited to the lesser of the amount of such Indebtedness that is Nonrecourse Indebtedness or the fair market value of the assets securing such Indebtedness that is Nonrecourse Indebtedness, as reasonably determined by the Company. The amount of Indebtedness of any Person shall be calculated at the outstanding principal amount based on the contract and not reflecting purchase accounting or other adjustments pursuant to GAAP.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.
“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company or a Borrower that is not guaranteed by any other Person (other than the Company or a Borrower) or subject to any other credit enhancement.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) the Company or any of its Affiliates, (d) a company, partnership, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a company, partnership, investment vehicle or trust which has a controlling interest in any company, partnership, trust or other entity which (i) is a competitor of the Company or a Borrower or (ii) invests, as one of its primary lines of business, in real estate assets similar to the Real Estate Assets.
“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.08.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means with respect to any Eurodollar Borrowing, (a) initially, (1) for Borrowings made on the Effective Date, the period commencing on (and including) the Effective Date and ending on (but excluding) December 1, 2017 and (2) for other Borrowings, the period commencing on the date of such Borrowing and ending on (but excluding) the first day of the month immediately following the date of such Borrowing, and, (b) thereafter, the period commencing on the last day of the previous Interest Period and ending on the numerically corresponding day in the calendar month that is one, two, three, or six months thereafter, as the Borrowers may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter, shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“Investment Affiliate” means any (a) unconsolidated Subsidiary, (b) Unconsolidated Affiliate or (c) Joint Venture of (i) the Company, (ii) a Borrower and/or (iii) any of their consolidated Subsidiaries, including Specified Joint Ventures but excluding CDO Subsidiaries. For the avoidance of doubt, “Investment Affiliate” shall not include any consolidated Subsidiaries of the Company or a Borrower.
“Investment Grade Rating” means an Applicable Credit Rating of Baa3 or better from Moody’s, BBB- or better from S&P, or BBB- or better from Fitch.
“IRS” means the United States Internal Revenue Service.
“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
“JPM Credit Agreement” means that certain Revolving Credit and Term Loan Agreement, dated as of December 17, 2015, among the Borrowers, the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint bookrunners and joint lead arrangers, Wells Fargo Securities, LLC, U.S. Bank National Association, and Royal Bank of Canada, as joint lead arrangers, and Royal Bank of Canada, U.S. Bank National Association, Wells Fargo Bank, N.A., The Bank of New York Mellon, Citibank, N.A., Citizens Bank, N.A., Morgan Stanley Senior Funding, Inc., SunTrust Bank, and The Bank of Nova Scotia, as documentation agents, as the same may be amended, amended and restated, restated, supplemented, modified or otherwise in effect from time to time (subject to any restrictions in Section 6.01(c)).
“Lead Arranger” means Capital One, National Association, in its capacity as the sole lead arranger and sole bookrunner hereunder.
“Legacy OP” has the meaning specified in the introductory paragraph hereto.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to Section 2.04 or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in dollars for a period equal in length to such Interest Period as displayed on the Reuters screen page that displays such rate (currently Reuters Screen Page LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”)) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of any applicable portion of the Obligations that has not been identified by the Borrowers to Administrative Agent in writing as being subject to a Swap Agreement that provides a hedge against interest; and provided, further, that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of any applicable portion of the Obligations that has not been identified by the Borrowers to Administrative Agent in writing as being subject to a Swap Agreement that provides a hedge against interest.
“LIBO Screen Rate” has the meaning assigned to it in the definition of “LIBO Rate”.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement (including without limitation, schedules and exhibits hereto), the Notes, the Guaranty, the Fee Letter, and any other agreements entered into in connection herewith or therewith by a Borrower or any other Loan Party with or in favor of the Administrative Agent and/or the Lenders, including any amendments, modifications or supplements hereto or thereto or waivers hereof or thereof.
“Loan Parties” means the Borrowers and the Guarantor.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Major Acquisition” means (a) a single transaction for the purpose of or resulting, directly or indirectly, in the acquisition (including, without limitation, a merger or consolidation or any other combination with another Person) by one or more of the Company and its Wholly-Owned Subsidiaries of properties or assets of a Person for a gross purchase price equal to or in excess of 10% of Total Asset Value (without giving effect to such acquisition) or (b) one or more transactions for the purpose of or resulting, directly or indirectly, in the acquisition (including, without limitation, a merger or consolidation or any other combination with another Person) by one or more of the Company and its Wholly-Owned Subsidiaries of properties or assets of a Person in any two consecutive fiscal quarters for an aggregate gross purchase price equal to or in excess of 10% of Total Asset Value (without giving effect to such acquisitions).
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company, the Borrowers and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under this Agreement or any other Loan Document or (c) the validity or enforceability of this Agreement or any other Loan Document or the rights of or remedies available to the Administrative Agent and the Lenders under this Agreement or any other Loan Document.
“Material Indebtedness” means Indebtedness (other than the Loans) and obligations in respect of one or more Swap Agreements, of any one or more of the Company, the Borrowers and their Subsidiaries (other than CDO Subsidiaries) in an aggregate principal amount exceeding (x) $35,000,000, in the case of Recourse Indebtedness, and (y) $150,000,000, in the case of Nonrecourse Indebtedness.
“Material Subsidiary” means (a) each Subsidiary of the Company that directly or indirectly owns or leases an Unencumbered Property or owns a Mortgage Note that is included in the calculation of Unencumbered Asset Value and (b) each other Subsidiary of the Company that has assets that constitute more than 10% of Total Asset Value, other than an Excluded Subsidiary.
“Maturity Date” means January 9, 2023.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage Note” means a note receivable held by a Borrower or one of its Subsidiaries that is secured by a mortgage Lien on real property.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Negative Pledge” means a provision of any document, instrument or agreement (including any charter, by-laws or other organizational documents), other than this Agreement or any other Loan Document, that prohibits, restricts or limits, or purports to prohibit, restrict or limit, the creation or assumption of any Lien on any assets of a Person as security for the Indebtedness of such Person or any other Person, or entitles another Person to obtain or claim the benefit of a Lien on any assets of such Person; provided, however, that the following shall not constitute a Negative Pledge: (a) an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, (b) restrictions and conditions imposed by law or by this Agreement, (c) restrictions and conditions existing on the date hereof identified on Schedule 6.07 (but shall not apply to any amendment or modification expanding the scope of any such restriction or condition), (d) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale (provided that such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder), (e) restrictions or conditions imposed by any agreement relating to Secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (f) customary provisions in leases and other contracts restricting the assignment or transfer thereof, (g) customary provisions in joint venture agreements with respect to a Joint Venture restricting the transfer or encumbrance of Equity Interests in such Joint Venture or the assets owned by such Joint Venture and (h) (i) restrictions or conditions contained in agreements evidencing Indebtedness of the Company or any of its Subsidiaries which are no more restrictive on the Company or any of its Subsidiaries than those contained in this Agreement or (ii) any document, instrument or agreement which requires such Person or its Subsidiaries to guarantee such Indebtedness or to grant Liens to secure such Indebtedness, in each case as a result of its guaranty of the Obligations or grant of a Lien to secure such Obligations or the Guaranty (provided that the required grant of a Lien is limited to the same collateral as secures the Obligations or the Guaranty).
“Net Operating Income” means, with respect to any Real Estate Asset for any period, property rental and other income attributable to such Real Estate Asset minus the sum of (a) all expenses and other proper charges incurred in connection with the operation of such Real Estate Asset (including, without limitation, real estate taxes, payments under ground leases and bad debt expenses but excluding expenses normally covered by a management fee) during such period and (b) the greater of (x) the actual management fee paid during such period with respect to such Real Estate Asset and (y) an imputed management fee in an amount equal to 2% of the gross revenues for such Real Estate Asset during such period, but, in any case, calculated before (i.e. without regard to) payment of or provision for debt service charges for such period, income taxes for such period, capital expenses for such period, and depreciation, amortization, and other non-cash expenses for such period, all as determined in accordance with GAAP (except that (i) any rent leveling adjustments and (ii) any SFAS 141 amortization shall be excluded from rental income); provided that Net Operating Income shall be adjusted to exclude the CDO Subsidiaries.
“New Acquisition” means any Real Estate Asset acquired by the Company, any of its Wholly-Owned Subsidiaries or any Investment Affiliates within one year of any date of determination.
“New Term Loan Commitments” has the meaning assigned to such term in Section 2.04.

“New Term Loan Lender” has the meaning assigned to such term in Section 2.04.
“New Term Loan” has the meaning assigned to such term in Section 2.04.
“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money (or the portion thereof) in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to recourse liability until a claim is made with respect thereto, and then in the event of any such claim, only a portion of such Indebtedness in an amount equal to the amount of such claim shall no longer constitute “Nonrecourse Indebtedness” for the period that such portion is subject to such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.
“Note” means any promissory note delivered by the Borrowers pursuant to Section 2.10(e).
“Note Purchase Agreement” means, collectively, that certain (a) Note Purchase and Guarantee Agreement, dated as of December 17, 2015, by and among the Borrowers, the Company and the purchasers party thereto, and (b) Note Purchase and Guarantee Agreement, dated as of December 15, 2016, by and among the Borrowers, the Company, and the Purchasers, in each case, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time (subject to any restrictions in Section 6.01(c)).
“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities (including any Included Swap Obligations) of the Borrowers to the Administrative Agent, any Lender or any Hedge Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Swap Agreement, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Ownership Share” means, with respect to any Investment Affiliate, the greater of (a) the relative nominal direct and indirect ownership interest (calculated as a percentage) by the Company or any of its Wholly-Owned Subsidiaries in such Investment Affiliate or (b) the relative direct and indirect economic interest (calculated as a percentage) of the Company or any of its Wholly-Owned Subsidiaries in such Investment Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Investment Affiliate.
“parent” has the meaning assigned to it in the definition of “Subsidiary”.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Patriot Act” has the meaning assigned to such term in Section 9.16.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; and
(g)    the interests of lessees and lessors under leases or subleases of, and the interest of managers or operators with respect to, real or personal property made in the ordinary course of business; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by Capital One, National Association as its prime rate in effect at its principal offices located in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Public-Sider” means a Lender or any representative of such Lender that does not want to receive material non-public information within the meaning of the federal and state securities laws.
“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then directly and wholly-owned by the Company, any of its Wholly-Owned Subsidiaries or any Investment Affiliate in any real property in the United States or a Specified Foreign Jurisdiction.
“Recipient” means (a) the Administrative Agent, or (b) any Lender, as applicable.
“Recourse Indebtedness” means any Indebtedness that is not Nonrecourse Indebtedness.
“Register” has the meaning assigned to such term in Section 9.04(b).
“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of §856, et seq. of the Code or any successor provisions.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.
“Removal Effective Date” has the meaning assigned to such term in ARTICLE VIII.

“Required Lenders” means, at any time, Lenders having Term Loan Exposures representing more than 50% of the sum of the total Term Loan Exposures at such time; provided that, in the event any of the Lenders shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Lenders” means Lenders (excluding all Defaulting Lenders) having Term Loan Exposures representing more than 50% of the sum of the total Term Loan Exposures of such Lenders (excluding all Defaulting Lenders) at such time; provided further that, in the event there are only two (2) Lenders, then for so long as there are only two (2) Lenders, “Required Lenders” means all Lenders that are not Defaulting Lenders at such time.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in a Borrower or any option, warrant or other right to acquire any such Equity Interests in such Borrower.
“S&P” means Standard & Poor’s.
“Sanctioned Country” means at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom.
“SEC” means the Securities and Exchange Commission of the United States of America.
“Secured Indebtedness” means the portion of Total Indebtedness which is secured by a Lien on any properties or assets.
“Solvent” when used with respect to the Loan Parties, taken as a whole, means that, as of any date of determination, (a) the fair saleable value of their assets is in excess of the total amount of their liabilities (including, without limitation, contingent liabilities); (b) the present fair saleable value of their assets is greater than the probable liability on their existing debts as such debts become absolute and matured; (c) they are then able and expect to be able to pay their debts (including, without limitation, contingent debts and other commitments) as they mature;

and (d) they have capital sufficient to carry on their business as conducted and as proposed to be conducted.
“Specified Joint Ventures” means the Joint Ventures of the Company or any of its Wholly-Owned Subsidiaries that exist on the Effective Date, which are set forth on Schedule SJV.
“Specified Foreign Jurisdiction” means any of Canada, the United Kingdom, Germany, Spain, France, Japan, Australia, the Netherlands, Poland, Switzerland, Finland or Puerto Rico.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Person serving as the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” means any Subsidiary of the Company.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Facility” means the Term Loan Commitments and the Term Loans made thereunder.
“Term Loan” means a Loan made pursuant to Section 2.01 and Section 2.03, and includes any New Term Loans made pursuant to Section 2.04.
“Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans hereunder, including any New Term Loan Commitments. The initial amount of each Lender’s Term Loan Commitment is set forth on Schedule 2.01. The initial aggregate amount of the Lenders’ Term Loan Commitments is $360,000,000.
“Term Loan Commitment Expiry Date” has the meaning assigned to such term in Section 2.01(c).
“Term Loan Exposure” means, with respect to any Term Loan Lender at any time, the outstanding principal amount of such Lender’s Term Loans.
“Term Loan Lender” means a Lender with a Term Loan Commitment or Term Loan Exposure.
“Total Asset Value” means the sum of the following, without duplication: (a) for each Real Estate Asset that is wholly-owned by the Company or any of its Wholly-Owned Subsidiaries and that is a New Acquisition, the acquisition cost for such property; plus (b) for each Real Estate Asset located in the United States that is wholly-owned by the Company or any of its Wholly-Owned Subsidiaries (other than a New Acquisition or a Development Property), an amount equal to the quotient of (i)(x) the Adjusted Net Operating Income for such Real Estate Asset determined for the most recently ended fiscal quarter, times (y) four, divided by (ii) the applicable Capitalization Rate; plus (c) for each Real Estate Asset not located in the United States that is wholly-owned by the Company or any of its Wholly-Owned Subsidiaries (other than a New Acquisition or a Development Property), the book value (after impairments and before depreciation) of such Real Estate Asset; plus (d) for each Real Estate Asset that is wholly-owned by the Company or any of its Wholly-Owned Subsidiaries and that is a Development Property (other than a New Acquisition), the book value (after impairments) for such property; plus (e) unrestricted cash and Cash Equivalents of the Company and its Wholly-Owned Subsidiaries; plus (f) the book value (after impairments) of Mortgage Notes receivable held by the Company or any of its Wholly-Owned Subsidiaries so long as such Mortgage Note is not more than sixty (60) days past due or otherwise in payment default after giving effect to applicable cure periods; plus (g) with respect to any asset of the type described in clauses (a), (c), (d), (e) or (f) of this definition that is wholly-owned by an Investment Affiliate, the Ownership Share of the value of such asset (but excluding, in the case of Unconsolidated Affiliates, assets of the type described in clause (e)); plus (h) with respect to any asset of the type described in clause (b) of this definition that is wholly-owned by an Investment Affiliate, an amount equal to the quotient of (i)(x) the Adjusted Net Operating Income for such Real Estate Asset determined for the most recently ended fiscal quarter, times (y) four, divided by (ii) the applicable Capitalization Rate; provided that notwithstanding anything to the contrary set forth herein, (x) no additional investments in CDOs after the Effective Date or assets of any CDO Subsidiary shall be included in the calculation of Total Asset Value, and (y) the amount of Total Asset Value attributable to all (1) Investment Affiliates (excluding any investments in CDOs that exist on the Effective Date) shall not exceed 10% of Total Asset Value, (2) Real Estate Assets that are not office, industrial and/or retail properties shall not exceed 10% of Total Asset Value, (3) Development Properties shall not exceed 10% of Total Asset Value, (4) unimproved land that is not a Development Property shall not exceed 10% of Total Asset Value, (5) Mortgage Notes shall not exceed 10% of Total Asset Value, (6) assets not located in the United States shall not exceed 20% of Total Asset Value (which, in the case of any asset of the type described in clause (f) above, shall include the location of the property securing such Mortgage Note), and (7) assets described in clauses (1) through (6) above, in the aggregate, shall not exceed 25% of Total Asset Value.
“Total Indebtedness” means, without duplication, all Indebtedness of the Company and its consolidated Subsidiaries (other than CDO Subsidiaries) and the Ownership Share of all Indebtedness of Investment Affiliates.
“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, and the use of the proceeds thereof.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an investment, which investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person. For purposes of this definition, CB Richard Ellis Strategic Partners Asia II, L.P. and CB Richard Ellis Group Strategic Partners Asia II-A, L.P. shall be deemed not to be Unconsolidated Affiliates.
“Unencumbered Adjusted Net Operating Income” means, for any period, the total Adjusted Net Operating Income attributable to all Unencumbered Properties for such period.
“Unencumbered Asset Value” means the sum of the following, without duplication: (a) for each Unencumbered Property that is a New Acquisition, the acquisition cost for such property; plus (b) for each Unencumbered Property (other than a New Acquisition) located in the United States, an amount equal to the quotient of (i)(x) the Adjusted Net Operating Income for such Unencumbered Property determined for the most recently ended fiscal quarter, times (y) four, divided by (ii) the applicable Capitalization Rate; plus (c) for each Unencumbered Property (other than a New Acquisition) not located in the United States, the book value (after impairments and before depreciation) of such Unencumbered Property; plus (d) the book value (after impairments) of first priority Mortgage Notes receivable held by the Company or any of its Wholly-Owned Subsidiaries so long as (i) such Mortgage Note is not subject to any Liens or Negative Pledges, (ii) such Mortgage Note is not more than sixty (60) days past due or otherwise in payment default after giving effect to applicable cure periods, and (iii) the property securing such Mortgage Note meets the criteria for an Unencumbered Property (other than clause (a) of the definition thereof); plus (e) unrestricted cash and Cash Equivalents of the Company and its Wholly-Owned Subsidiaries; plus (f) 50% of the book value of each Real Estate Asset that meets the criteria for an Unencumbered Property (other than clause (g) of the definition thereof) which is unoccupied (excluding such Unencumbered Property if (i) a monetary default has occurred and has continued under a binding lease with respect to such Unencumbered Property or (ii) for more than the 12 consecutive month period prior to any date of determination, such Unencumbered Property has been unoccupied by tenants which are not affiliated with the Company); provided that (A) not more than 20% of Unencumbered Asset Value may be attributable to any single Unencumbered Property, (B) not more than 20% of Unencumbered Asset Value may be attributable to Unencumbered Properties for which the same Person is the tenant, (C) not more than 10% of Unencumbered Asset Value may be attributable to Unencumbered Properties that are subject to a ground lease, (D) not more than 10% of Unencumbered Asset Value may be attributable to first priority Mortgage Notes receivable, (E) not more than 10% of Unencumbered Asset Value may be attributable to assets described in clauses (e) and (f) above, (F) not more than 15% of Unencumbered Asset Value may be attributable to Specified Joint Ventures, (G) not more than 15% of Unencumbered Asset Value may be attributable to Unencumbered Properties not located in the United States (which, in the case of any asset of the type described in clause (d) above, shall include the location of the property securing such Mortgage Note), and (H) not more than 25% of Unencumbered Asset Value may be attributable to Development Properties, unimproved land, and assets described in clauses (C), (F) and (G). With respect to any Unencumbered Property owned by a Specified Joint Venture and the calculations required by clause (a), (c) and (f) above, only the Ownership Share of the acquisition cost or book value, respectively, of such Unencumbered Property shall be included in the calculation of Unencumbered Asset Value.
“Unencumbered Property” means a Real Estate Asset that meets each of the following criteria (with each such Real Estate Asset that meets such criteria being an Unencumbered Property):
(a)    The Real Estate Asset is 100% fee owned or ground leased under an Eligible Ground Lease by the Company, any Wholly-Owned Subsidiaries of the Company or any Specified Joint Venture.

(b)    In the case of a Real Estate Asset that is not owned by a Specified Joint Venture or any Wholly-Owned Subsidiaries of any Specified Joint Venture, the Real Estate Asset is either (x) improved with one or more completed office, industrial and/or retail buildings, (y) a Development Property or (z) unimproved land.
(c)    The Real Estate Asset is not otherwise directly or indirectly subject to any Lien (other than Permitted Encumbrances) or any Negative Pledge or other agreement that prohibits the creation of a Lien.
(d)    The Real Estate Asset is not subject to any Environmental Liability or otherwise in violation of Environmental Laws, in each case, that would materially impair the value of such Real Estate Asset.
(e)    The Real Estate Asset is free of any material structural defects.
(f)    The Real Estate Asset is located in the United States or a Specified Foreign Jurisdiction.
(g)    The Real Estate Asset is subject to one or more net leases with tenants (or similar leases under which the tenant is generally responsible for paying or reimbursing the landlord for taxes and insurance).
(h)    In the case of a Real Estate Asset owned by any Specified Joint Venture: (i) the Real Estate Asset is either (x) improved with one or more completed office, industrial and/or retail buildings or (y) at all times a Real Estate Asset of the same type it was on the Effective Date; (ii) the relative percentage ownership of the Company or any of its Wholly-Owned Subsidiaries in the voting Equity Interests of the owner or lessee of such Real Estate Asset does not decrease from such relative percentage ownership interest held by the Company or any of its Wholly-Owned Subsidiaries on the Effective Date; and (iii) neither any Subsidiary of any Specified Joint Ventures that is a direct owner of such Real Estate Asset nor any Subsidiary of the Company that directly or indirectly owns Equity Interests in such direct owner has guaranteed the Indebtedness of any other Person or incurred, acquired, or suffered to exist any Recourse Indebtedness, unless such direct owner becomes a guarantor under the Term Facility and delivers to the Administrative Agent (w) a guaranty, in a form reasonably acceptable to the Administrative Agent, guaranteeing Obligations of the Borrowers hereunder, (x) customary opinion of counsel to such Person, in a form reasonably acceptable to the Administrative Agent, (y) copies of formation documents of such Person and (z) resolutions authorizing such Person’s execution, delivery and performance of such guaranty.
“Unsecured Indebtedness” means the outstanding principal amount of Total Indebtedness that is not secured by a Lien on any property, Equity Interests or other assets.
“Unsecured Interest Expense” means for any period, the amount of Consolidated Interest Expense during such period on all Unsecured Indebtedness. Unsecured Interest Expense, for any period, shall be equal to the greater of (i) the actual Consolidated Interest

Expense on all Unsecured Indebtedness during such period, and (ii) the Consolidated Interest Expense that would be payable on all Unsecured Indebtedness during such period using an assumed interest rate of 5.0% per annum.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
“Wholly-Owned Subsidiary” of a Person means any Subsidiary of which all of the outstanding voting Equity Interests shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02.     Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).
SECTION 1.03.     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04.     Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company, the Borrowers or any Subsidiary at “fair value”, as defined therein.
SECTION 1.05.     Amendment and Restatement of the Existing Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 4.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation, payment and reborrowing or termination of the “Obligations” (as defined in the Existing Credit Agreement). All “Term Loans” made and “Obligations” incurred under the Existing Credit Agreement (including any accrued and unpaid interest thereunder) which are outstanding on the Effective Date, if any, shall continue as Term Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof, all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to (a) the “Administrative Agent”, the “Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, respectively, and (b) the “Term Loans” and “Obligations” shall be deemed to refer to the Term Loans and Obligations, respectively.
ARTICLE II
THE CREDITS

SECTION 2.01.    Commitments.
(a)    Existing Loans. The Existing Lenders made term loans to the Borrowers under the Existing Credit Agreement that remain outstanding as of the Effective Date (such outstanding loans being herein referred to as the “Existing Loans”) in an aggregate principal amount equal to $175,000,000. Subject to the terms and conditions of this Agreement, the Borrowers and each Lender agree that on the Effective Date, (a) the Existing Loans shall be reevidenced as loans under this Agreement and shall constitute Term Loans hereunder for all purposes and (b) the terms of the Existing Loans shall be restated in their entirety and shall be evidenced by this Agreement.
(b)    Effective Date Loans; Reallocation of Term Loan Commitments. On the Effective Date, the parties hereto agree that the amount of each Term Loan Lender’s Term Loan Commitment is as set forth on Schedule 2.01. To effect such allocations, (1) each Existing Lender who is a party hereto and whose Term Loan Commitment on the Effective Date exceeds its “Term Loan Exposure” (as defined in the Existing Agreement) immediately prior to the effectiveness of this Agreement and (2) each Lender providing a new Term Loan Commitment hereunder, shall make a Term Loan in such amount as is necessary so that the aggregate principal amount of Term Loan Exposure held by such Lender as of the Effective Date (after giving effect to the re-evidencing of the Existing Loans pursuant to Section 2.1(a)) shall equal such Lender’s Term Loan Commitment as of the Effective Date. The Administrative Agent shall make such applicable amounts of the proceeds of such Term Loans available to the Existing Lenders that are not a party to this Agreement (each, a “Terminating Lender”) as is necessary so that each Terminating Lender receives payment in full of all outstanding obligations owing to it under the Existing Agreement on the Effective Date simultaneously with the funding of the Term Loans under this Agreement. Except for Notes to be provided to the Lenders party hereto, no other documents, instruments or assignment fees shall be, or shall be required to be, executed or paid in connection with such assignments and allocations (all of which are hereby waived, as necessary).
(c)    Expiration of Commitments. The Term Loan Commitments of the Lenders to make Term Loans (other than the New Term Loan Commitments, which shall be governed by Section 2.04) shall expire on the earlier of (i) the date specified in Section 4.01 in the event that the conditions set forth in Section 4.01 are not satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m. New York City time on such date, and (ii) the date of the Borrowing of the Term Loans pursuant to Section 2.01(b) (the “Term Loan Commitment Expiry Date”). Any portion of the Term Loans that is repaid may not be reborrowed.
SECTION 2.02.     Loans and Borrowings. Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the Term Loan Lenders with a Term Loan Commitment ratably in accordance with their respective Term Loan Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(a)    Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrowers may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.
(b)    At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurodollar Borrowings outstanding.
(c)    Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03.     Requests for Borrowings. Except with respect to Terms Loans to be deemed made on the Effective Date pursuant to Section 2.01(a), to request a Borrowing, the Borrowers shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request and signed by an Authorized Officer of each Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and account number to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.    Incremental Facilities. On one or more occasions at any time after the Effective Date, the Borrowers may by written notice to the Administrative Agent elect to request the establishment of one or more new term loan commitments (the “New Term Loan Commitments”), by up to an aggregate amount not to exceed $140,000,000 for all New Term Loan Commitments. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrowers propose that such New Term Loan Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent. The Administrative Agent and/or its Affiliates shall use commercially reasonable efforts, with the assistance of the Borrowers, to arrange a syndicate of Lenders or other Persons that are Eligible Assignees willing to hold the requested New Term Loan Commitments; provided that (x) any New Term Loan Commitments on any Increased Amount Date shall be in the minimum aggregate amount of $5,000,000, and in integral multiples of $5,000,000 in excess thereof, (y) any Lender approached to provide all or a portion of the New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Term Loan Commitment; provided that the Lenders will first be afforded the opportunity to provide the New Term Loan Commitments on a pro rata basis, and if any Lender so approached fails to respond, such Lender shall be deemed to have declined to provide such New Term Loan Commitments, and (z) any Lender or other Person that is an Eligible Assignee (each, a “New Term Loan Lender”, as applicable) to whom any portion of such New Term Loan Commitment shall be allocated shall be subject to the approval of the Borrowers and the Administrative Agent (such approval not to be unreasonably withheld or delayed), unless such New Term Loan Lender is an existing Lender.
The terms and provisions of any New Term Loan Commitments and any New Term Loans shall be identical to those for existing Term Loans, as agreed by the Administrative Agent and the Borrowers.
The effectiveness of any New Term Loan Commitments and the availability of any borrowings under any such New Term Loan Commitment shall be subject to the satisfaction of the following conditions precedent: (x) after giving pro forma effect to such New Term Loan Commitments and the borrowings and the use of proceeds thereof, (i) no Default or Event of Default shall exist and (ii) as of the last day of the most recent month for which financial statements have been delivered pursuant to Section 5.01, the Borrowers would have been in compliance with the financial covenants set forth in Section 6.11; (y) the representations and warranties made or deemed made by the Borrowers in any Loan Document shall be true and correct in all material respects (other than any representation or warranty qualified as to

“materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on the effective date of such New Term Loan Commitments except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and (z) the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate or other necessary action taken by the Borrowers to authorize such New Term Loan Commitments and (B) all corporate, partnership, member, or other necessary action taken by the Guarantor authorizing the guaranty of such New Term Loan Commitments; and (ii) a customary opinion of counsel to the Borrowers and the Guarantor (which may be in substantially the same form as delivered on the Effective Date and may be delivered by internal counsel of the Borrowers), and addressed to the Administrative Agent and the Lenders, and (iii) if requested by any Lender, new notes executed by the Borrowers, payable to any new Lender, and replacement notes executed by the Borrowers, payable to any existing Lenders.
Notwithstanding anything herein to the contrary, on or prior to October 31, 2017, one or more banks and other financial institutions that are Eligible Assignees (except Eligible Assignees described in clause (i) of the definition of Eligible Assignee) and are not Lenders as of the Effective Date, may provide New Term Loan Commitments in the aggregate amount of up to $40,000,000 without further notice to the other Lenders or opportunity for the other Lenders to provide any portion of such New Term Loan Commitments, which opportunity and notice period the Lenders hereby irrevocably waive. The effectiveness of such New Term Loan Commitment shall be subject to the satisfaction of the conditions set forth in this Section 2.04; provided that the condition set forth in clause (z)(i) of the immediately preceding paragraph shall be deemed satisfied with respect thereto on the Effective Date.
On any Increased Amount Date on which any New Term Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender shall make a Loan to the Borrowers (a “New Term Loan”) in an amount equal to its New Term Loan Commitment, and (ii) each New Term Loan Lender shall become a Lender hereunder with respect to the New Term Loan Commitment and the New Term Loans made pursuant thereto.
The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrowers’ notice of each Increased Amount Date and in respect thereof, the New Term Loan Commitments and the New Term Loan Lenders, as applicable.
The upfront fees payable to the New Term Loan Lenders shall be determined by the Borrowers and the applicable New Term Loan Lenders.

The New Term Loan Commitments shall be effected pursuant to one or more Additional Credit Extension Amendments executed and delivered by the Borrowers, the New Term Loan Lender, as applicable, and the Administrative Agent, and each of which shall be recorded in the Register. Each Additional Credit Extension Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as are consistent with this Section 2.04 and may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.04.
SECTION 2.05.    Intentionally Omitted.
SECTION 2.06.    Intentionally Omitted.
SECTION 2.07.    Funding of Borrowings. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds to an account of a Borrower maintained with the Administrative Agent in New York City or such other account as is designated by the Borrowers in the applicable Borrowing Request.
(a)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing as of the date of such Borrowing.
SECTION 2.08.     Interest Elections. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(a)    To make an election pursuant to this Section, the Borrowers shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by an Authorized Officer of each Borrower.
(b)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.
(c)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d)    If the Borrowers fail to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein and subject to the next sentence, at the end of such Interest Period such Borrowing shall be continued as an Eurodollar Borrowing with a one month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing under the Term Facility may be converted to or continued as a Eurodollar Borrowing, and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.09.    Termination and Reduction of Commitments. Unless previously terminated, the Term Loan Commitments shall terminate on the Term Loan Commitment Expiry Date as provided in Section 2.01(c).
(a)    Intentionally Omitted.
(b)    Intentionally Omitted.
SECTION 2.10.    Repayment of Loans; Evidence of Debt. The Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each Term Loan Lender, the then unpaid principal amount of each Term Loan on the Maturity Date.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof, and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(c)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations of the Borrowers.
(d)    Any Lender may request that Loans made by it be evidenced by one or more promissory notes in substantially the forms of Exhibit D hereto, as applicable. In such event, the Borrowers shall prepare, execute and deliver to such Lender one or more promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note(s) and interest thereon shall at all times (including after assignment pursuant to Section 9.04), unless such assignee elects not to receive a Note, be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11.    Prepayment of Loans. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, and subject to prior notice in accordance with paragraph (c) of this Section.
(a)    Intentionally Omitted.
(b)    The Borrowers shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the applicable Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and all amounts, if any, payable pursuant to Section 2.16. Any portion of the Term Loan that is prepaid may not be reborrowed.
SECTION 2.12.    Fees.
(a)     Intentionally Omitted.
(b)    Intentionally Omitted.
(c)    The Borrowers agree to pay to the Administrative Agent, for its own account and for the account of the Lenders, as applicable, fees payable in the amounts and at the times set forth in the Fee Letter.
(d)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.13.    Interest. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(a)    The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(b)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(c)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(d)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate or the Federal Funds Effective Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14.    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
(b)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and, unless repaid, such Borrowing shall be made as an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
SECTION 2.15.    Increased Costs. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement to the extent reflected in the Adjusted LIBO Rate);
(ii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Eurodollar Loan or of maintaining its obligation to make any such Loan or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder, whether of principal, interest or otherwise, then the Borrowers will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert into, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of (x) the operation of Section 2.04 or (y) a request by the Borrowers pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.17.    Taxes. Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(a)    Payment of Other Taxes by the Borrowers. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(b)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(c)    Indemnification by the Borrowers. The Loan Parties shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(e)    Status of Lenders. (1) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to, or apply for or seek any refund of any Taxes for or on behalf of, the indemnifying party or any other Person.
(g)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(h)    Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.
(i)    FATCA Acknowledgement. For purposes of determining withholding Taxes imposed under FATCA, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
SECTION 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs. The Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in dollars and (ii) to the Administrative Agent at its offices at Capital One, National Association, 299 Park Ave., 31st Fl., New York, NY 10171, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars. Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders.
(a)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(b)    If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.
(c)    Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(b) [agent loan pre-funding], Section 2.18(d) [agent pre-funding of borrower repayments] or Section 9.03(c) [lender indemnity], then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.19.    Mitigation Obligations; Replacement of Lenders. If any Lender requests compensation under Section 2.15, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such

Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(a)    If (w) any Lender requests compensation under Section 2.15, or (x) a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (y) any Lender becomes Defaulting Lender, or (z) any Lender has refused to consent to any proposed amendment, modification, waiver, termination or consent with respect to any provision of this Agreement or any other Loan Document that, pursuant to Section 9.02, requires the consent of all Lenders or each Lender affected thereby and with respect to which Lenders constituting the Required Lenders have consented to such proposed amendment, modification, waiver, termination or consent, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver, termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
SECTION 2.20.    Defaulting Lenders.
Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    Intentionally Omitted; and
(b)    the Commitments and Term Loan Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;
(c)    Intentionally Omitted.
(d)    Intentionally Omitted.
SECTION 2.21.    Legacy OP Release.
(a)    At the election of the Borrower and by written notice to the Administrative Agent, Legacy OP, may be released and discharged from all of its obligations and liabilities as a Borrower under this Agreement and the Notes and shall be released and discharged from its obligations hereunder and thereunder without the need for the execution or delivery of any other document by the Borrowers, so long as (i) if Legacy OP is a borrower, issuer or guarantor of, or otherwise liable for or in respect of any Indebtedness other than the Obligations, including, without limitation, any Indebtedness under the JPM Credit Agreement or the Note Purchase Agreement, then Legacy OP shall have been released and discharged (or will be released and discharged concurrently with its release under this Agreement and the Notes) from any obligation for or in respect of any such Indebtedness, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) if in connection with Legacy OP being released and discharged under any Indebtedness other than the Obligations, (A) any fee or other form of consideration is given to any holder of such Indebtedness for such release, the Lenders shall receive equivalent consideration (on a pro rata basis) concurrently with the release of Legacy OP from its obligations as a Borrower hereunder, or (B) any amendments are made to the documents evidencing such Indebtedness, then, at the option of the Lenders, the Borrower and Guarantor shall agree to make corresponding amendments to any equivalent provisions of the Loan Documents pursuant to documentation that is reasonably acceptable to the Administrative Agent concurrently with the amendments to such documents evidencing such other Indebtedness, (iv) the Administrative Agent shall have received a certificate of an Authorized Officer certifying as to the matters set forth in sub-clauses (i) through (iii) of this clause (a), (v) the Guarantor confirms its obligations under the Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Administrative Agent, and (vi) GPT OP, confirms its obligations as a Borrower under this Agreement and the Notes in writing at such time pursuant to documentation that is reasonably acceptable to the Administrative Agent.
(b)    Upon the release and discharge of Legacy OP as a Borrower in accordance with clause (a) above, from and after such date:
(i)    except as set forth in clause (c) below, any reference to “Borrower” or “Borrowers” in this Agreement shall be deemed to be a reference to GPT OP;
(ii)    any deemed change to refer to GPT OP as the sole “Borrower” pursuant to clause (i) above shall be deemed to include any necessary changes from the plural forms of verbs, adverbs and pronouns contained in the applicable language to the corresponding singular forms of such verbs, adverbs and pronouns so the applicable language is grammatically correct;
(iii)    any reference to Legacy OP in each outstanding Note and other Loan Document shall be deemed deleted in full and each reference to “Borrower” or “Loan Party” contained therein shall be construed in the same manner as set forth in subclauses (i) and (ii) above; and
(iv)    Section 6.01 shall be deemed to be amended to provide that from and after such date neither Legacy OP nor its general partner, Columbus Merger Sub, LLC, a Delaware limited liability company (“Columbus Merger Sub”), nor any Subsidiary of Legacy OP that does not own any real property (each, a “Holding Subsidiary”), may incur, guaranty, or be otherwise liable for any Indebtedness.
(c)    Notwithstanding the release and discharge of Legacy OP as Borrower in accordance with clause (a), any reference to “the Borrowers”, “either Borrower”, “the applicable Borrower”, “a Borrower” or “such Borrower” in Section 2.01 and Article IV of this Agreement shall be deemed to include Legacy OP.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each of the Company and the Borrowers represents and warrants to the Lenders that:
SECTION 3.01.    Organization; Powers. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own or lease its properties and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 3.02.    Authorization; Enforceability. The Transactions are within each Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action. Each of this Agreement and the other Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order judgment or decree of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.
SECTION 3.04.    Financial Condition; No Material Adverse Change. The Company has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders equity and cash flows of the Company and its Subsidiaries (i) as of and for the fiscal year ended December 31, 2016, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2017, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(a)    Since December 31, 2016, no event, development or circumstance has occurred which has had, or would reasonably be expected to have, a Material Adverse Effect.
SECTION 3.05.    Properties. Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Permitted Encumbrances, Liens permitted by Section 6.02, or minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. Each of the Real Estate Assets included as Unencumbered Properties for purposes of this Agreement satisfies the requirements for an Unencumbered Property set forth in the definition thereof. As of the Effective Date, Schedule 3.05 sets forth a list of each Unencumbered Property and whether such Unencumbered Property is subject to an Eligible Ground Lease.
(a)    Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06.    Litigation and Environmental Matters. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the

Transactions. As of the date of this Agreement, the Company and its Subsidiaries have no material Contingent Obligations that are not disclosed in the financial statements referred to in Section 3.04 or listed as a Disclosed Matter.
(a)    Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability.
(b)    Since the date of this Agreement to the knowledge of the Company, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
SECTION 3.07.    Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
SECTION 3.08.    Investment Company Status. None of the Company or any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09.    Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.    ERISA. None of the Company or any of its Subsidiaries or any of their respective ERISA Affiliates (i) maintains, contributes to or has any obligation with respect to, or during the preceding five plan years has maintained, contributed to or had any obligation with respect to, any Plan or (ii) has any liability to the PBGC, the Internal Revenue Service or any trust established under Title IV of ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.    Disclosure. No written reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other written information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information and forward looking statements, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that projections as to future events and forward looking statements are not viewed as facts and that the actual results may vary from such projections or forward looking statements and such variances may be material.
SECTION 3.12.    Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or, to the knowledge of the Company or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other Transaction will violate Anti-Corruption Laws or applicable Sanctions.
SECTION 3.13.    Federal Reserve Board Regulations. None of the Loan Parties is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purposes of “purchasing” or “carrying” any “Margin Stock” within the respective meanings of such terms under Regulations U, T and X of the Board. No part of the proceeds of the Loans will be used for “purchasing” or “carrying” “Margin Stock” as so defined for any purpose which violates, or which would be inconsistent with, the provisions of, any applicable laws or regulations of any Governmental Authority (including, without limitation, the Regulations of the Board).
SECTION 3.14.    Subsidiaries. As of the Effective Date, (a) Schedule 3.14 sets forth the name and jurisdiction of incorporation of each Material Subsidiary (other than Excluded Subsidiaries) and material Investment Affiliate of the Company and (b) except as disclosed on Schedule 3.14, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests owned by the Company or any Subsidiary in any Subsidiary or Investment Affiliate.

SECTION 3.15.    Solvency. The Loan Parties, taken as a whole, are, and after giving effect to the incurrence of all Loans and Obligations being incurred in connection herewith will be, Solvent.
SECTION 3.16.    REIT Status. The Company (i) is a REIT, (ii) has not revoked its election to be a REIT, (iii) has not engaged in any “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) of the Code (or any successor provision thereto), and (iv) for its current “tax year” (as defined in the Code) is, and for all prior tax years subsequent to its election to be a real estate investment trust has been, entitled to a dividends paid deduction which meets the requirements of Section 857(a) of the Code.
SECTION 3.17.    Insurance. The Company and its Subsidiaries maintain (either directly or indirectly by causing its tenants to maintain) insurance on their material real estate assets with financially sound and reputable insurance companies (or through self-insurance provisions), in such amounts, with such deductibles and covering such properties and risks as is prudent in the reasonable business judgment of the Company.
ARTICLE IV
CONDITIONS
SECTION 4.01.    Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of this Agreement and each other Loan Document signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement or such Loan Document) that such party has signed a counterpart of this Agreement or such Loan Document.
(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Morgan, Lewis & Bockius LLP, counsel for the Borrowers and the other Loan Parties in form and substance reasonably acceptable to the Administrative Agent and covering such other matters relating to the Borrowers, the Company, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.
(c)    The Administrative Agent shall have received the following items from the Borrowers:
(i)    Certificates of good standing for each Loan Party from the states of organization of such Loan Party, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Effective Date;

(ii)    Copies of the formation documents of each Loan Party certified by an officer of such Loan Party, together with all amendments thereto;
(iii)    Incumbency certificates, executed by officers of each Loan Party, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents on behalf of such Loan Party (and to make borrowings and request other extensions of credit hereunder on behalf of the Borrowers, in the case of the Borrowers), upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrowers;
(iv)    Copies, certified by a Secretary or an Assistant Secretary of each Loan Party of the resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the Transactions, with respect to the Borrowers, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the other Loan Parties;
(v)    The most recent annual audited and quarterly unaudited financial statements of the Company and its Subsidiaries;
(vi)    UCC financing statement, judgment, and tax lien searches with respect to each Loan Party from its state of organization;
(vii)    If a Borrowing (other than pursuant to Section 2.01(a)) is to be made on the Effective Date, written money transfer instructions in form and substance reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and signed by an officer of each Borrower, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;
(viii)    Compliance certificate substantially in the form of Exhibit E, executed by a Financial Officer of each Borrower, demonstrating compliance with the financial covenants set forth in Section 6.11 on a pro-forma basis as of the Effective Date based on the condensed consolidated financial statements for the fiscal quarter ended June 30, 2017 and after giving effect to the Transactions (assuming a borrowing of all amounts intended to be borrowed on the Effective Date and the application of proceeds of such borrowings to the repayment of Indebtedness intended to be repaid therefrom); and
(ix)    A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(d)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced on or before the date hereof, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder.
(e)    The Administrative Agent and the Lenders shall have received all documentation and other information about the Loan Parties and their Subsidiaries as shall have been reasonably requested by the Administrative Agent or such Lender that it shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.
The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of the date of such Borrowing (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).
(b)    At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.
(c)    Except with respect to a Borrowing under Section 2.01(a) on the Effective Date, Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03.
Each Borrowing shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V
AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder shall have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made), each of the Company and the Borrowers covenants and agrees with the Lenders that:

SECTION 5.01.    Financial Statements; Ratings Change and Other Information. The Company will furnish to the Administrative Agent and each Lender, including their Public-Siders:
(a)    within ninety (90) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)    within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its unaudited consolidated balance sheet and related unaudited statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    Subject to Section 9.14, the Company further agrees to clearly label the financial statements described in clauses (a) and (b) with a notice stating: “Confidential Financial Statements to be Provided to All Lenders, Including Public-Siders” before delivering them to the Administrative Agent.
(d)    concurrently with any delivery of financial statements under clause (a) or (b) above, a compliance certificate in the form attached hereto as Exhibit E signed by a Financial Officer of each Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.11, together with any updates to Schedules CDOS, EGL, ES and 3.05 and financial reporting to support the financial covenant calculations and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(e)    concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);
(f)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any of its Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; provided that any statements, reports, notices, press releases or other information referred to in this Section 5.01(f) that are either (x) filed with any securities exchange or with the SEC or any governmental or private regulatory authority and publicly available or (y) available to the public on the Company’s web site shall be deemed delivered to the Administrative Agent hereunder.
(g)    promptly after Moody’s, S&P or Fitch shall have announced a change in the rating established or deemed to have been established for the Company or the Index Debt, as applicable, written notice of such rating change; and
(h)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.
SECTION 5.02.    Notices of Material Events. The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $1,000,000; and
(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of each Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.    Existence; Conduct of Business; REIT Status. The Company will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises except in cases (other than the maintenance of the legal existence of any Loan Party) where failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. The Company will maintain its REIT status under the Code. The Company will own substantially all of its properties and assets and conduct substantially all of its business activities through the Borrowers and their Subsidiaries.
SECTION 5.04.    Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05.    Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain (either directly or indirectly by causing its tenants to maintain), with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION 5.06.    Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
SECTION 5.07.    Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.08.    Use of Proceeds. The proceeds of the Loans will be used only for property acquisitions, repayment of other Indebtedness, capital expenditures and other general corporate purposes of the Borrowers and their Subsidiaries (other than CDO Subsidiaries) in the ordinary course of business. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrowers and the Company shall not use, and shall procure that their respective Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.09.    Accuracy Of Information. Each Loan Party will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, and the furnishing of such information shall be deemed to be representation and warranty by such Loan Party on the date thereof as to the matters specified in this Section 5.09.
SECTION 5.10.    Notices of Asset Sales, Encumbrances or Dispositions. Concurrently with any delivery of financial statements under clause (a) or (b) of Section 5.01, the Borrowers shall deliver to the Administrative Agent and the Lenders written notice of a sale, encumbrance with a Lien to secure Indebtedness or other transfer of (x) any Unencumbered Property or (y) any other Real Estate Asset, in each case for consideration in excess of $50,000,000 and which is permitted by this Agreement. In addition, simultaneously with delivery of any such notice, the Borrowers shall deliver to the Administrative Agent (A) a certificate of an Authorized Officer of each Borrower certifying that no Default or Event of Default (including any non-compliance with the financial covenants contained herein) has occurred and is continuing or would occur on a pro forma basis after giving effect to the sale, encumbrance or other transfer, which certificate shall include calculations in reasonable detail demonstrating compliance with the financial covenants on a pro-forma basis, including as to the calculation of Unencumbered Asset Value and (B) an updated schedule of all Unencumbered Properties.
To the extent such transaction would result in a Default or an Event of Default, the Borrowers shall deliver to the Administrative Agent and the Lenders written notice thereof not less than two (2) Business Days prior thereto and apply the proceeds of such transaction (together with such additional amounts as may be required) to prepay the Obligations in an amount, as determined by the Administrative Agent, equal to that which would be required to reduce the Obligations so that no Default or Event of Default would exist.
SECTION 5.11.    Additional Unencumbered Properties. Upon the addition of any new Real Estate Asset as an Unencumbered Property after the Effective Date, within the time period required by Section 5.11(c) below, the Company shall deliver to the Administrative Agent (a) a certificate of an Authorized Officer of the Company certifying that such Real Estate Asset satisfies the eligibility criteria set forth in the definition of “Unencumbered Property”, and certifying as to compliance with the financial covenants on a pro-forma basis after giving effect to the addition of such Real Estate Asset as an Unencumbered Property, which certificate shall include calculations in reasonable detail demonstrating such compliance, including as to the calculation of Unencumbered Asset Value, and (b) updated Schedule 3.05 of all Unencumbered Properties. From and after the date of delivery of such certificate and schedule and so long as such Real Estate Asset continues to satisfy the eligibility criteria set forth in the definition of “Unencumbered Property”, such Real Estate Asset shall be treated as a Unencumbered Property hereunder.
(a)    Upon the inclusion of any new Mortgage Note in the computation of Unencumbered Asset Value, within the time period required by Section 5.11(c) below, the Company shall deliver to the Administrative Agent an updated schedule of all Mortgage Notes included in the computation of Unencumbered Asset Value.
(b)    For each such Unencumbered Property or Mortgage Note created, acquired or added, the Company shall deliver the items described in and required by clauses (a) and (b) above concurrently with (or, at the discretion of the Company, prior to) the first delivery of financial statements under such clauses (a) or (b) of Section 5.01 following creation, acquisition or addition. Thereafter, the Company will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the Transactions.
SECTION 5.12.    Releases of the Guaranty. At such time as the Loans and the other Obligations shall have been paid in full and the Commitments have been terminated, the Guarantor shall be released from its obligations under the Guaranty (other than those expressly stated to survive such termination), all without delivery of any instrument or performance of any act by any Person and the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.02) to take any action requested by the Borrowers having the effect of releasing any guarantee obligations under the Guaranty.
ARTICLE VI
NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made), each of the Company and the Borrowers covenants and agrees with the Lenders that:

SECTION 6.01.    Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness other than the following:
(a)    Indebtedness arising under or incurred in connection with the JPM Credit Agreement;
(b)    Indebtedness arising under or incurred in connection with the Note Purchase Agreement;
(c)    any refinancings, modifications, renewals and extensions of any Indebtedness described in clause (a) or (b) above; provided that (i) the principal amount of such Indebtedness shall not be increased from that amount outstanding at the time of such refinancing, modification, renewal or extension; (ii) the maturity of such Indebtedness shall not be shortened; and (iii) the terms relating to collateral (if any) and subordination (if any) of any such refinancing, modification, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are not less favorable in any material respect to the Company and its Subsidiaries or the Lenders than the terms of any agreement or instrument governing the Indebtedness being so refinanced, modified, renewed or extended; and
(d)     any other Indebtedness that will not cause a breach of the financial covenants set forth in Section 6.11 or otherwise cause a Default or Event of Default.
SECTION 6.02.    Liens. The Company will not, and will not permit any its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(a)    Permitted Encumbrances;
(b)    Liens securing Secured Indebtedness, the incurrence of which will not cause a breach of the financial covenants set forth in Section 6.11; and
(c)    other Liens on a property which is not an Unencumbered Property, so long as such Liens would not have a Material Adverse Effect or constitute or result in a Default or an Event of Default under this Agreement.
Notwithstanding the foregoing provisions of this Section 6.02, the failure of any Unencumbered Property to comply with the requirements set forth in the definition of “Unencumbered Property” shall result in such Unencumbered Property’s no longer qualifying as Unencumbered Property under this Agreement, but such disqualification shall not by itself constitute a Default or Event of Default, unless such non-qualification otherwise constitutes or results in a Default or Event of Default.
SECTION 6.03.    Fundamental Changes; Changes in Business; Asset Sales. The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, (including all or substantially all of the Equity Interests in any of its Subsidiaries) (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, (1) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into or consolidate with the Company or a Borrower in a transaction in which the Company or a Borrower is the surviving entity, (ii) any Person may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the another Subsidiary and (iv) any Subsidiary may liquidate or dissolve or merge into or consolidate with, or sell, transfer, lease or otherwise dispose of its assets to another Person if (x) the Company determines in good faith that such liquidation, dissolution, merger, consolidation or disposition is in the best interests of the Company and is not materially disadvantageous to the Lenders and (y) no Default or Event of Default has occurred and is continuing, or would occur after giving effect thereto, (2) any Subsidiary may merge into or consolidate with the Company or a Wholly-Owned Subsidiary so long as, if the Company or a Borrower is a party thereto, the Company or a Borrower is the surviving entity, (3) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or a Borrower, and (4) any Subsidiary (other than a Borrower, unless such sale, transfer, lease or other disposition is to another Borrower) may sell, transfer, lease or otherwise dispose of its assets to a Wholly-Owned Subsidiary.
(a)    The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
(b)    The Company will not, and will not permit any Subsidiary to, sell, encumber, transfer or otherwise dispose of any asset except (i) if the Company complies with Section 5.10 to the extent applicable, and after giving effect thereto the Company is in compliance with the financial covenants set forth in Section 6.11 and no other Default or Event of Default exists or would result therefrom and (ii) any sale, transfer, lease or disposition permitted by clause (a)(2), (3) or (4) above.
SECTION 6.04.    Swap Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.
SECTION 6.05.    Restricted Payments. If a Default or an Event of Default has occurred and is continuing, no Loan Party will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except the Borrowers may make Restricted Payments to the Company for any fiscal year of the Company in an amount equal to the amount required to be distributed by the Company to its shareholders with respect to such fiscal year in order to maintain REIT status of the Company and its Subsidiaries that are REITs and avoid entity-level and excise taxes, and the Company may distribute such amounts to its shareholders.
SECTION 6.06.    Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, transactions between or among the Company and its Subsidiaries not involving any other Affiliate, (c) payment of compensation and benefits arising out of employment and consulting relationships in the ordinary course of business, (d) any transfer between any Subsidiaries of the Company permitted pursuant to Section 6.03(a), and (e) any Restricted Payment permitted by Section 6.05.
SECTION 6.07.    Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that (a) contains a Negative Pledge or (b) prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.07 (but shall not apply to any amendment or modification expanding the scope of any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale (provided that such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder), (iv) the foregoing shall not apply to customary provisions in joint venture agreements with respect to a Joint Venture restricting the transfer or encumbrance of Equity Interests in such Joint Venture or the assets owned by such Joint Venture and (v) the foregoing shall not apply to (A) restrictions or conditions contained in agreements evidencing Indebtedness of the Company or any of its Subsidiaries which are no more restrictive on the Company or any of its Subsidiaries than those contained in this Agreement or (B) any document, instrument or agreement which requires such Person or its Subsidiaries to guarantee such Indebtedness or to grant Liens to secure such Indebtedness, in each case as a result of its guaranty of the Obligations or grant of a Lien to secure such Obligations or the Guaranty (provided that the required grant of a Lien is limited to the same collateral as secures the Obligations or the Guaranty).
SECTION 6.08.    Sale and Leaseback. The Company will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Company, a Borrower or such Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Company or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.
SECTION 6.09.    Changes in Fiscal Periods. The Company will not (i) permit the fiscal years of the Company and its Subsidiaries to end on a day other than December 31 or (ii) change the Company’s or its Subsidiaries’ method of determining fiscal quarters.
SECTION 6.10.    Payments and Modifications of Subordinate Debt. The Company will not, and will not permit any Subsidiary to, make or offer to make any payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds (whether scheduled or voluntary) with respect to principal or interest on any Indebtedness which is subordinate to the Obligations if a Default or an Event of Default has occurred and is continuing or would result therefrom.
SECTION 6.11.    Financial Covenants. The Company will not at any time permit:
(a)    Total Leverage Ratio. The ratio of Total Indebtedness to Total Asset Value to exceed 60%; provided that such ratio may exceed 60% in order to permit the Company or any of its Wholly-Owned Subsidiaries to consummate a Major Acquisition so long as (i) such ratio does not exceed 60% as of the end of more than two (2) consecutive fiscal quarters in any fiscal year and (ii) such ratio does not exceed 65% as of any such date of determination.
(b)    Secured Leverage Ratio. The ratio of the aggregate amount of all Secured Indebtedness to Total Asset Value to exceed 40%.
(c)    Fixed Charge Coverage Ratio. For any period of four (4) consecutive fiscal quarters, the ratio of Consolidated EBITDA for such period to Consolidated Fixed Charges for such period to be less than 1.50 to 1.0.
(d)    Consolidated Adjusted Net Worth. Consolidated Tangible Net Worth to be less than the sum of (i) $2,240,000,000 plus (ii) 75% of net cash proceeds from issuances of Equity Interests by the Company and its Subsidiaries to third parties after September 30, 2015.
(e)    Unsecured Leverage Ratio. The ratio of Unsecured Indebtedness to Unencumbered Asset Value to exceed 60%; provided that such ratio may exceed 60% in order to permit the Company or any of its Wholly-Owned Subsidiaries to consummate a Major Acquisition so long as (i) such ratio does not exceed 60% as of the end of more than two (2) consecutive fiscal quarters in any fiscal year and (ii) such ratio does not exceed 65% as of any such date of determination.
(f)    Unsecured Interest Coverage Ratio. The ratio of Unencumbered Adjusted Net Operating Income for any period of four (4) consecutive fiscal quarters of the Company to Unsecured Interest Expense for such period to be less than 2.0 to 1.0.
ARTICLE VII
EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:
(a)    a Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    a Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days;
(c)    any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement and the other Loan Documents or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made or when furnished;
(d)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), Section 5.03 (with respect to the Company’s existence) or Section 5.08 or in Article VI;
(e)    the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender);
(f)    the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company, a Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, a Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Company, a Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, a Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    the Company, a Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against the Company, any Subsidiary (other than CDO Subsidiaries) or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any such Subsidiary to enforce any such judgment, which action is not stayed or bonded pending appeal;
(l)    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company, and its Subsidiaries in an aggregate amount exceeding $20,000,000; or
(m)    a Borrower or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, the Guaranty or any other Loan Document; or this Agreement, the Guaranty or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof);
(n)    a Change in Control shall occur;
then, and in every such event (other than an event with respect to a Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to a Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.
In the event that following the occurrence or during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Loan Documents, such monies shall be distributed for application as follows:
(a)First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;
(b)Second, to pay any fees or expense reimbursements then due to the Lenders from the Loan Parties;
(c)Third, to pay interest then due and payable on the Loans, ratably;
(d)Fourth, to prepay (i) principal on the Loans and (ii) obligations and liabilities owing to Hedge Banks under Swap Agreements in accordance with the terms thereof, ratably based on the amounts payable to the Lenders and Hedge Banks described in this clause Fourth (provided that proceeds of the Guaranty shall not be applied to pay obligations and liabilities owing to Hedge Banks under Swap Agreements to the extent such obligations and liabilities are Excluded Swap Obligation (as defined in the Guaranty));
(e)Fifth, to payment of any amounts owing with respect to indemnification provisions of the Loan Documents;
(f)Sixth, to the payment of any other Obligation due to the Administrative Agent or any Lender; and

(g)Seventh, to the Borrowers or whoever may be legally entitled thereto.
ARTICLE VIII
THE ADMINISTRATIVE AGENT
Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrowers or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible to any Lender for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in paragraphs 6 and 8 of this Article VIII, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.
If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, so long as no Event of Default has occurred and is continuing, in consultation with and with the approval of the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. With effect from the Removal Effective Date (i) the removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.
Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
ARTICLE IX
MISCELLANEOUS
SECTION 9.01.    Notices. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to the Borrowers or the Company, to it at c/o Gramercy Property Trust Inc., 90 Park Avenue, 32nd Floor, New York, NY 10016, Attention of Jon W. Clark (Telecopy No.212-297-1090; Email: jclark@gptreit.com);
(ii)    if to the Administrative Agent, to Capital One, National Association, 299 Park Ave., 31st Fl., New York, NY 10171, Attention of Thomas

Kornobis (Telecopy No. 888-246-3710; Email: Thomas.Kornobis@capitalone.com); and
(iii)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
(d)    Electronic Systems.
(i)    Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)    Any Electronic System used by the Administrative Agent is provided “as is” and “as available”. The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or the other Loan Parties, any Lender, or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.
SECTION 9.02.    Waivers; Amendments. No failure or delay by the Administrative Agent, or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(a)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) or the last paragraph of Article VII in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) release the Company from its obligations under the Guaranty without the written consent of each Lender; provided further that (x) no agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent, and (y) no such agreement shall amend or modify Section 2.20 without the prior written consent of the Administrative Agent.
SECTION 9.03.    Expenses; Indemnity; Damage Waiver. The Borrowers shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent, the Lead Arranger and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(a)    The Borrowers and the Company shall indemnify the Administrative Agent, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Company, its Affiliates, its creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(b)    To the extent that a Borrower or the Company fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, in its capacity as such.
(c)    To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve any of the Borrowers or the Company of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the Transactions, except to the extent such damages are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(d)    All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.
SECTION 9.04.    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted such assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(a)    (1) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrowers; provided that, the Borrowers shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided further that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent; provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts at such assignee to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and

Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.07(b), Section 2.18(d) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(b)    Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f), it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)    Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment, or grant of a security interest; provided that no such pledge or assignment, or grant of a security interest, shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.
SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06.    Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the

Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(a)    Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 9.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(a)    Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against a Borrower or its properties in the courts of any jurisdiction.
(b)    Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.    Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) to the extent necessary or desirable to establish, enforce or assert any claims or defenses in connection with any legal proceeding by or against the Administrative Agent or any Lender, (g) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (h) with the consent of the Borrowers, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than a Borrower or (z) is independently developed by the Administrative Agent or any Lender without use of or reference to the Information and (j) to any rating agency in connection with rating the Company or its Subsidiaries or the Term Facility. For the purposes of this Section, “Information” means all information received from a Borrower relating to a Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by a Borrower; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 9.13.    Material Non-Public Information.
(a)    EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 9.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING A BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY A BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-

PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION 9.14.    Authorization to Distribute Certain Materials to Public-Siders.
(a)    If a Borrower does not file this Agreement with the SEC, then the Borrowers hereby authorize the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Lenders, including their Public-Siders. The Borrowers acknowledge its understanding that Public-Siders and their firms may be trading in any of the Loan Parties’ respective securities while in possession of the Loan Documents.
(b)    Each Borrower represents and warrants that none of the information in the Loan Documents constitutes or contains material non-public information within the meaning of the federal and state securities laws. To the extent that any of the executed Loan Documents constitutes at any time a material non-public information within the meaning of the federal and state securities laws after the date hereof, the Company agrees that it will promptly make such information publicly available by press release or public filing with the SEC.
SECTION 9.15.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.16.    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrowers and the Guarantor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers and the Guarantor, which information includes the name and address of the Borrowers and the Guarantor and other information that will allow such Lender to identify the Borrowers and the Guarantor in accordance with the Patriot Act.

SECTION 9.17.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lead Arranger, the Syndication Agent, the Documentation Agent, and the Lenders are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Lead Arranger, the Syndication Agent, the Documentation Agent, and the Lenders, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Lead Arranger, the Syndication Agent, the Documentation Agent, and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Lead Arranger, the Syndication Agent, the Documentation Agent, nor any Lender has any obligation to any of the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lead Arranger, the Syndication Agent, the Documentation Agent, and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and none of the Administrative Agent, the Lead Arranger, the Syndication Agent, the Documentation Agent, nor any Lender has any obligation to disclose any of such interests to any Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Lead Arranger, the Syndication Agent, the Documentation Agent, or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Anything herein to the contrary notwithstanding, none of the Lead Arranger, the Syndication Agent, or the Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
SECTION 9.18.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    Application. The application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    Effect. The effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
SECTION 9.19.    Joint and Several Liability. Each Borrower acknowledges, agrees, represents and warrants that the Lenders have been induced to make the Loans to the Borrowers in part based upon the assurances by each Borrower that each Borrower desires that all Obligations under the Loan Documents be honored and enforced as separate obligations of each Borrower, should the Administrative Agent and the Lenders desire to do so. Notwithstanding the foregoing, the Borrowers shall be jointly and severally liable to the Administrative Agent and the Lenders for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Loans and the other Obligations, and the Administrative Agent and the Lenders may at their option enforce the entire amount of the Loans and the other Obligations against any one or more of the Borrowers. The Administrative Agent and the Lenders may exercise remedies against each Borrower and its property separately, whether or not the Administrative Agent and the Lenders exercise any against another Borrower or its property. The Administrative Agent and the Lenders may enforce any Borrower’s obligations without enforcing any other Borrower’s obligations. Any failure or inability of the Administrative Agent or the Lenders to enforce any Borrower’s obligations shall not in any way limit the right to enforce the obligations of another Borrower.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GPT OPERATING PARTNERSHIP, LP By: GRAMERCY PROPERTY TRUST, its General Partner By: /s/ Benjamin P. Harris Name: Benjamin P. Harris Title: President

GPT PROPERTY TRUST LP By: COLUMBUS MERGER SUB, LLC, its General Partner By: /s/ Benjamin P. Harris Name: Benjamin P. Harris Title: President

GRAMERCY PROPERTY TRUST By: /s/ Benjamin P. Harris Name: Benjamin P. Harris Title: President

[Signature Page to Term Loan Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender By: /s/ Frederick H. Denecke Name: Frederick H. Denecke Title: Senior Vice President

[Signature Page to Term Loan Agreement]

TD BANK, N.A., as a Lender By: /s/ Benjamin Kruger Name: Benjamin Kruger Title: Vice President

[Signature Page to Term Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ David Heffer Name: David Heffer Title: Senior Vice President

[Signature Page to Term Loan Agreement]

SUNTRUST BANK, as a Lender By: /s/ Courtney W. Jones Name: Courtney W. Jones Title: Vice President

[Signature Page to Term Loan Agreement]

THE HUNTINGTON NATIONAL BANK, as a Lender By: /s/ Michael D. Mitro Name: Michael D. Mitro Title: Senior Vice President

[Signature Page to Term Loan Agreement]

THE BANK OF NOVA SCOTIA, as a Lender By: /s/ Chad Hale Name: Chad Hale Title: Director & Execution Head, REGAL

[Signature Page to Term Loan Agreement]

SCHEDULE CDOS
CDO SUBSIDIARIES
Gramercy Investment Trust, a Maryland Real Estate Investment Trust, and Gramercy Investment Trust II, a Maryland Real Estate Investment Trust, together with any direct or indirect subsidiaries thereof, including without limitation, Gramercy Real Estate CDO 2005-1 LTD, a Cayman Islands exempt entity, Gramercy Real Estate CDO 2006-1 LTD, a Cayman Islands exempt entity, and Gramercy Real Estate CDO 2007-1 LTD, a Cayman Islands exempt entity.

Schedules to Term Loan Agreement - 1

SCHEDULE EGL
ELIGIBLE GROUND LEASES

Lessor	Property Name	Address Line	City	State	Zip	Lease Type
GPT BALL GROUND OWNER LLC	Ball Ground	137 Leo Taylor	Ball Ground	GA	30107	Ground Lease
GPT BLACK CREEK OWNER LLC	Black Creek	951 I Center Boulevard	Black Creek	GA	31308	Ground Lease
GPT GIG BOA PORTFOLIO OWNER LLC	Camelback – BOA Center	1825 E. Buckeye Road	Phoenix	AZ	85034	Ground Lease - Full Site
GPT GIG BOA PORTFOLIO OWNER LLC	Catalina – BOA	1825 E. Buckeye Road	Phoenix	AZ	85034	Ground Lease - Full Site
GPT GIG BOA PORTFOLIO OWNER LLC	Maricopa – Bank Ami	1825 E. Buckeye Road	Phoenix	AZ	85034	Ground Lease - Full Site
GPT GIG BOA PORTFOLIO OWNER LLC	McDowell – BOA	1825 E. Buckeye Road	Phoenix	AZ	85034	Ground Lease - Full Site
GPT GIG BOA PORTFOLIO OWNER LLC	South Mountain - BOA	1825 E. Buckeye Road	Phoenix	AZ	85034	Ground Lease - Full Site
GPT GIG BOA PORTFOLIO OWNER LLC	South Glenstone -Mn Bldng	2940 S. Glenstone Ave	Springfield	MO	65804	Ground Lease - Parking
GPT GIG BOA PORTFOLIO OWNER LLC	Pomona Main	444 S. Garey Avenue	Pomona	CA	91766	Ground Lease
GPT GIG BOA PORTFOLIO OWNER LLC	West Sunshine – Mn Bldng	710 W. Sunshine Street	Springfield	MO	65807	Ground Lease
GPT HAMLET OWNER LP	Hamlet	148 Sportsman Drive	Hamlet	NC	28345	Ground Lease

Schedules to Term Loan Agreement - 2

Lessor	Property Name	Address Line	City	State	Zip	Lease Type
GPT INDUSTRIAL GROUP I LP	Holmes Road	6100 E. Holmes Road	Memphis	TN	38141	Ground Lease
GPT MIDWAY II OWNER LLC	Midway II	500 Sunbury Road	Midway	GA	31320	Ground Lease
GPT MIDWAY OWNER LLC	Midway	1421 Sunbury Road	Midway	GA	31320	Ground Lease
GPT OAKLEY BOULEVARD OWNER LLC	Oakley Boulevard	1595 Oakley Industrial Boulevard	Fairburn	GA	301213	Ground Lease
GPT RIVERSIDE OWNER LLC	Riverside	1851 Riverside Parkway	Douglasville	GA	30135	Ground Lease
GPT SOUTH ROCK BOULEVARD OWNER LLC	South Rock	1185 S. Rock Boulevard	Reno	NV	89502	Ground Lease
GPT TPG SOUTH RIVER PARKWAY OWNER LLC	South River	8375 S. River Parkway	Tempe	AZ	85284	Ground Lease
GPT TRADE AVENUE OWNER LLC	Trade Avenue	1040 Trade Avenue	Irving	TX	75261	Ground Lease
GPT WESTRIDGE PARKWAY OWNER LLC	Westridge Parkway	493 Westridge Parkway	McDonough	GA	30253	Ground Lease
RT SKY HARBOR, LLC	Sky Harbor Operations	1820 E Sky Harbor	Phoenix	AZ	85034	Ground Lease

Schedules to Term Loan Agreement - 3

SCHEDULE ES
EXCLUDED SUBSIDIARIES

Entity	Type of Entity	Jurisdiction
First States Management Corp., LP	Limited Partnership	Delaware
GKK Realty Advisors LLC	Limited Liability Company	Delaware
GKK Stars Management GP LLC	Limited Liability Company	Delaware
GPT 400 Trade Zone Boulevard Owner LLC	Limited Liability Company	Delaware
GPT 8650 Commerce Drive Owner LLC	Limited Liability Company	Delaware
GPT Airwest Boulevard Owner LLC	Limited Liability Company	Delaware
GPT Allentown Owner GP LLC	Limited Liability Company	Delaware
GPT Allentown Owner LP	Limited Partnership	Delaware
GPT Ames Owner LLC	Limited Liability Company	Delaware
GPT Blue Grass Road Owner GP LLC	Limited Liability Company	Delaware
GPT Blue Grass Road Owner LP	Limited Partnership	Delaware
GPT Bridgeview Owner LLC	Limited Liability Company	Delaware
GPT Buford Owner LLC	Limited Liability Company	Delaware
GPT CCC Owner GP LLC	Limited Liability Company	Delaware
GPT CCC Owner LP	Limited Partnership	Delaware
GPT Chisholm Trail Lender LLC	Limited Liability Company	Delaware
GPT Chisholm Trail Owner LLC	Limited Liability Company	Delaware
GPT Des Plaines Owner LLC	Limited Liability Company	Delaware
GPT Express Lane Owner LLC	Limited Liability Company	Delaware
GPT Fermi Drive Owner GP LLC	Limited Liability Company	Delaware
GPT Fermi Drive Owner LP	Limited Partnership	Delaware
GPT Gambrills Cove Road Owner LLC	Limited Liability Company	Delaware
GPT Greenwood Owner LLC	Limited Liability Company	Delaware
GPT Hackettstown Owner LLC	Limited Liability Company	Delaware
GPT Hutchins Owner LLC	Limited Liability Company	Delaware
GPT Industrial Group Owner I GP LLC	Limited Liability Company	Delaware
GPT Industrial Group Owner I LP	Limited Partnership	Delaware
GPT KIK USA Owner GP LLC	Limited Liability Company	Delaware
GPT KIK USA Owner LP	Limited Partnership	Delaware

Schedules to Term Loan Agreement - 4

Entity	Type of Entity	Jurisdiction
GPT Lawrence Owner LLC	Limited Liability Company	Delaware
GPT Le Saint Drive Owner LLC	Limited Liability Company	Delaware
GPT Logistics Boulevard Owner LLC	Limited Liability Company	Delaware
GPT Management Co. LLC	Limited Liability Company	Delaware
GPT Mt. Comfort Owner LLC	Limited Liability Company	Delaware
GPT Realty Management GP LLC	Limited Liability Company	Delaware
GPT Realty Management LP	Limited Partnership	Delaware
GPT Revere Lane Owner LLC	Limited Liability Company	Delaware
GPT South Cactus Avenue Owner GP LLC	Limited Liability Company	Delaware
GPT South Cactus Avenue Owner LP	Limited Liability Company	Delaware
GPT South Miami Boulevard Owner GP LLC	Limited Liability Company	Delaware
GPT South Miami Boulevard Owner LP	Limited Partnership	Delaware
GPT Stanley Road Owner LLC	Limited Liability Company	Delaware
GPT Stateline Road Owner LLC	Limited Liability Company	Delaware
GPT Superior Drive Mezz Owner LLC	Limited Liability Company	Delaware
GPT Superior Drive Owner LLC	Limited Liability Company	Delaware
GPT Trade Avenue Owner LLC	Limited Liability Company	Delaware
GPT Trade Port Drive Owner LLC	Limited Liability Company	Delaware
GPT Trading Corp.	Corporation	Delaware
GPT Waco Owner LLC	Limited Liability Company	Delaware
GPT West Taylor Road Mezz Owner LLC	Limited Liability Company	Delaware
GPT West Taylor Road Owner LLC	Limited Liability Company	Delaware
GPT Westridge Parkway Owner LLC	Limited Liability Company	Delaware
GPT Yuma Owner LLC	Limited Liability Company	Delaware
Gramercy Europe Limited	UK Company	United Kingdom
RT Diamond Lake II, LLC	Limited Liability Company	Delaware
RT Easton III, LLC	Limited Liability Company	Delaware
RT Elkton, LLC	Limited Liability Company	Delaware
RT Fairforest Building 5, LLC	Limited Liability Company	Delaware
RT Fairforest Building 6, LLC	Limited liability Company	Delaware
RT Gold Spike Drive, LLC	Limited Liability Company	Delaware
RT Hebron, LLC	Limited Liability Company	Delaware

Schedules to Term Loan Agreement - 5

Entity	Type of Entity	Jurisdiction
RT Kings Mountain I GP, LLC	Limited Liability Company	Delaware
RT Kings Mountain I, LP	Limited Partnership	Delaware
RT Kings Mountain II GP, LLC	Limited Liability Company	Delaware
RT Kings Mountain II, LP	Limited Partnership	Delaware
RT Mount Holly Building, LLC	Limited Liability Company	Delaware
RT North Rhett I, LLC	Limited liability Company	Delaware
RT North Rhett II, LLC	Limited liability Company	Delaware
RT North Rhett IV, LLC	Limited liability Company	Delaware
RT Orangeburg Park Building, LLC	Limited Liability Company	Delaware
RT Parkcenter Circle, LLC	Limited Liability Company	Delaware
RT Parkway, LLC	Limited Liability Company	Delaware
RT Rocket Road GP LLC	Limited Liability Company	Delaware
RT Rocket Road, LP	Limited Partnership	Delaware
RT Tolleson Commerce Park II, LLC	Limited Liability Company	Delaware
RT Union Cross I GP LLC	Limited Liability Company	Delaware
RT Union Cross I, LP	Limited Partnership	Delaware
RT Union Cross II GP LLC	Limited Liability Company	Delaware
RT Union Cross II, LP	Limited Partnership	Delaware
RT Woodcliff Lake, LLC	Limited Liability Company	Delaware

Gramercy Investment Trust, a Maryland Real Estate Investment Trust, and Gramercy Investment Trust II, a Maryland Real Estate Investment Trust, together with any direct or indirect subsidiaries thereof, including without limitation, Gramercy Real Estate CDO 2005-1 LTD, a Cayman Islands exempt entity, Gramercy Real Estate CDO 2006-1 LTD, a Cayman Islands exempt entity, and Gramercy Real Estate CDO 2007-1 LTD, a Cayman Islands exempt entity.

Schedules to Term Loan Agreement - 6

SCHEDULE SJV
SPECIFIED JOINT VENTURES

JOINT VENTURE NAME	INVESTMENT AFFILIATE	GPT OWNERSHIP ENTITY	TYPE OF ENTITY	JURISDICTION OF ORGANIZATION
Morristown Office	GPT P/H Morristown Office Holdings LLC	GPT Morristown Office Member LLC	Limited Liability Company	Delaware
Philips Building	200 Franklin Trust	GPT Property Trust LP	Statutory Trust	Delaware
GPT TPG	GPT TPG Single Tenant Venture LLC	GPT Operating Partnership LP	Limited Liability Company	Delaware
Gramercy Europe	Gramercy Property Europe plc	Gramercy European Fund Owner LLC	Private Limited Company	Jersey (UK Crown Dependency)
Goodman JV (Jersey)	Goodman Princeton Holdings (Jersey) Limited	RT Princeton UK Holdings, LLC	Private Limited Company	Jersey (UK Crown Dependency)
Goodman JV (Lux)	Goodman Princeton Holdings (Lux) S.À R.L.	RT Princeton CE Holdings, LLC	Société Á Responsabilité Limitée (Limited Liability Company)	Luxembourg

Schedules to Term Loan Agreement - 7

SCHEDULE 2.01
LENDERS: COMMITMENTS

Lender Name	Commitment Amount	Applicable Percentage
Capital One, National Association	$117,000,000	32.500%
TD Bank, N.A.	$97,500,000	27.083333330%
U.S. Bank National Association	$60,000,000	16.666666670%
SunTrust Bank	$31,500,000	8.750%
The Bank of Nova Scotia	$31,500,000	8.750%
The Huntington National Bank	$22,500,000	6.250%
TOTAL:	$360,000,000.00	100%

Schedules to Term Loan Agreement - 8

SCHEDULE 3.05
UNENCUMBERED PROPERTIES1

OWNER	PROPERTY NAME	ADDRESS LINE	CITY	STATE	ZIP
2301 ELLIS INDUSTRIAL, INC.	Hillwood	2301 Ellis Court	New Lennox	IL	60451
485 MISSION INDUSTRIAL, INC	Hillwood	485-493 Mission Street	Carol Stream	IL	60188
DH ANSON, LLC	Allpoints at Anson	4237-4255 Anson Blvd.	Whitestown	IN	46075
DH JACKSONVILLE, LLC	12200 Presidents Court	12200 President's Court	Jacksonville	FL	32219
DH TAMPA, LLC	Fairfield Distribution Center IX	4543-4561 Oak Fair Blvd	Tampa	FL	33610
DH WEST JEFFERSON, LLC	125 Enterprise Parkway	125 Enterprise Parkway	West Jefferson	OH	43162
DH WILMER, LLC	201 Sunridge Blvd	201 Sunridge Blvd.	Wilmer	TX	75172
DP WESTLAKE AT CONWAY, LLC	West Lake at Conway	1925 West Field Court	Lake Forest	IL	60045
EASTPOINT DISTRIBUTION, LLC	Hillwood	8311 Eastpointe Dr; 8181 & 8201 Eastpointe; and 1801 and 1851 Big Town	Mesquite	TX	75227
GIJV IL 6, LLC	BEDFORD	6131 W. 74th St.	Bedford Park	IL	60638
GIJV IL 7, LLC	BEDFORD	6100, 6112, 6220 W. 73rd Street	Bedford Park	IL	60638
GOODMAN PRINCETON HOLDINGS (JERSEY) LIMITED	Amber Park Industrial	1 High View Road	South Normanton	UK
GOODMAN PRINCETON HOLDINGS (JERSEY) LIMITED	Brackmills Industrial Estate	Salthouse Road	Northampton	UK
GPT 1000 TERMINAL ROAD OWNER LLC	Chain Link Services/Marco Display	1000 Terminal Road	Fort Worth	TX	76106
GPT 190th STREET OWNER LLC	Cenveno Corporation	6520 South 190th Street	Kent	WA	98032
GPT 28TH AVENUE AURORA OWNER LLC	CEVA - 28th Avenue	18300 E 28th Avenue	Aurora	CO	80011

Schedules to Term Loan Agreement - 9

OWNER	PROPERTY NAME	ADDRESS LINE	CITY	STATE	ZIP
GPT 3883 STEVE REYNOLDS BOULEVARD OWNER LLC	Deutz Corporation	3883 Steve Reynolds Boulevard	Norcross	GA	30093
GPT 3950 STEVE REYNOLDS BOULEVARD OWNER LLC	GranQuartz LP	3950 Steve Reynolds Boulevard	Norcross	GA	30093
GPT 74TH STREET OWNER LLC	LKQ - Medley	8100-8130 NW 74th Street	Medley	FL	33166
GPT 7TH STREET OWNER LP	CORE PLUS	10888 7th Street	Rancho Cucamonga	CA	91730
GPT 85TH AVENUE OWNER LP	Impossible Foods	550 85th Avenue	Oakland	CA	94621
GPT 8955 HACKS CROSS OWNER LLC	Hillwood	8955 Hacks Cross Road	Olive Branch	MS	38654
GPT 8989 HACKS CROSS OWNER LLC	Hillwood	8989 Hacks Cross Road	Olive Branch	MS	38654
GPT 900 TERMINAL ROAD OWNER LLC	Railhead	900 Terminal Road	Fort Worth	TX	76106
GPT ALAMEDA DRIVE OWNER LLC	University of Phoenix (Vacant Land)	1650 West Alameda Drive	Tempe	AZ	85282
GPT ALCOA OWNER LP	Mikawaya Inc	5563 Alcoa Avenue	Vernon	CA	90058
GPT ARLINGTON HEIGHTS OWNER LLC	Sysco	600-615 East Brook Drive	Arlington Heights	IL	60005
GPT ARROWOOD OWNER LP	Time Warner	3140 West Arrowood Road	Charlotte	NC	28273
GPT ATLANTIC BOULEVARD OWNER LLC	Scannell	6265 Atlantic Blvd.	Norcross	GA	30071
GPT AUSTIN OWNER LLC	Austin - Angelica Corporation	1307 Smith Rd	Austin	TX	78721
GPT B STREET OWNER LLC	Gerdau Ameristeel WC	2306 B Street	Auburn	WA	98001
GPT BALL GROUND OWNER LLC	L.A. T Sportswear Holdings, LLC	137 Leo Taylor Lane	Ball Ground	GA	30107
GPT BARTLETT DRIVE OWNER LLC	United Natural Foods	600 East Bartlett Drive	York	PA	17406
GPT BEDFORD PARK OWNER LLC	Superior Manufacturing	5655 W 73rd Street	Bedford Park	IL	60499
GPT BELCAMP OWNER LLC	Sephora USA, LLC	4622 Mercedes Drive	Belcamp	MD	21017
GPT BELLMAWR OWNER LLC	Bellmawr - Fedex Philly	75 Haag Avenue	Bellmawr	NJ	8031

Schedules to Term Loan Agreement - 10

OWNER	PROPERTY NAME	ADDRESS LINE	CITY	STATE	ZIP
GPT BLACK CREEK OWNER LLC	Ameriwood	951 Interstate Center Boulevard	Black Creek	GA	31308
GPT BLOOMINGDALE OWNER LLC	Compass Group USA	171 Covington Drive	Bloomingdale	IL	60108
GPT BOLINGBROOK OWNER LLC	Valid USA	325 Marmon Drive	Bolingbrook	IL	60440
GPT BROOKSHIRE ROAD OWNER LLC	BMW Manufacturing (Beacon Portfolio)	545 Brookshire Road	Greer	SC	29651
GPT BUFFALO GROVE OWNER LLC	CrossCom National	900 Deerfield Parkway	Buffalo Grove	IL	60089
GPT BURR RIDGE OWNER LLC	Harry Holland & Son	7050 High Grove Boulevard	Burr Ridge	IL	60527
GPT BUSINESS CENTER DRIVE OWNER LLC	LifeTime Fitness	1757 Business Center Drive	Reston	VA	20190
GPT BYHALIA OWNER LLC	Post Brands	39 East Wingo Road	Byhalla	MS	38611
GPT CABOT PARKWAY OWNER LLC	Prosys	5985 Cabot Parkway	Alpharetta	GA	30005
GPT CALABASH BRANCH OWNER LP	Calabash Branch	10267 Beach Drive SW	Calabash	NC	28467
GPT CANTON SUBOWNER LLC	LifeTime Fitness	1700 Haggerty Road North	Canton	MI	48187
GPT CHARTER STREET OWNER LLC	Micro Electronics	2701 Charter Street	Columbus	OH	43228
GPT CHICAGO DEPOT OWNER LLC	Chicago - 2555 S Blue Island Avenue	2555 South Blue Island Avenue	Chicago	IL	60608
GPT CHICAGO MANNHEIM OWNER LLC	Chicago - 3800 North Mannheim	3800 North Mannheim Rd	Franklin Park	IL	60131
GPT CINNAMINSON OWNER LLC	Domtar	2900 Cindel Drive	Cinnaminson	NJ	8077
GPT COLUMBIA ROAD OWNER LLC	Fedes - Columbia Road	3201 Columbia Road	Richfield	OH	44286
GPT COMMERCE CITY OWNER LLC	Home Depot	9410 Heinz Way	Commerce City	CO	80640
GPT CONNECTION DRIVE OWNER LLC	Nokia - Connection Drive	6000 Connection Drive	Dallas	TX	75039
GPT CORPORATE DRIVE-DIXON OWNER LLC	Spectrum - Corporate Drive	200 Corporate Drive	Dixon	IL	61021

Schedules to Term Loan Agreement - 11

OWNER	PROPERTY NAME	ADDRESS LINE	CITY	STATE	ZIP
GPT CURTIS BAY OWNER LLC	Fila U.S.A. Inc.	7630 Gambrills Cove Bay	Curtis Bay	MD	21226
GPT DANIA BEACH OWNER LLC	Port Everglades (Vacant Land)	1900 NE 7th Avenue	Dania Beach	FL	33004
GPT DEAN FOREST ROAD OWNER LLC	Alliance Tire Company	2509 Dean Forest Road	Garden City	GA	31408
GPT DEER PARK TERMINAL OWNER LLC	Deer Park - YRC Terminal	50 Burt Drive	Deer Park	NY	11729
GPT DOOLITTLE DRIVE OWNER LP	Northrop - Doolittle Drive	3701 Doolittle Drive	Redondo Beach	CA	90278
GPT E DEBBIE LANE OWNER LLC	LifeTime Fitness	1551 E. Debbie Lane	Mansfield	TX	76063
GPT EAST BRUNSWICK TERMINAL OWNER LLC	East Brunswick Terminal - Conway	50 Edgeboro Road	East Brunswick	NJ	8816
GPT ELGIN OWNER LLC	Elgin – 195 Corporate Drive	195 Corporate Drive	Elgin	IL	60123
GPT ELK GROVE OWNER LLC	Elk Grove - Lunt Ave.	2401-2501 Lunt Avenue	Elk Grove Village	IL	60007
GPT ELKRIDGE TERMINAL OWNER LLC	Elkridge - New Penn Terminal	6351 South Hanover Road	Elkridge	MD	21075
GPT EMMAUS BRANCH OWNER LP	Emmaus Branch	235 Main Street	Emmaus	PA	18049
GPT EXPLORATION DRIVE OWNER LLC	Specialty Bakery	5202 Expoloration Drive	Indianapolis	IN	46241
GPT FORT WAYNE OWNER LLC	XPO Logistics Worldwide, Inc.	12301 Bluffton Road	Fort Wayne	IN	46809
GPT FRIDLEY OWNER LLC	BAE Systems, Inc.	4800 East River Road	Fridley	MN	55421
GPT FULTON DRIVE OWNER LP	Pacific Coast Steel Inc.	5160 Fulton Drive	Fairfield	CA	94534
GPT GALESBURG OWNER LLC	Galesburg - 1201 Enterprise Avenue	1201 Enterprise Ave	Galesburg	IL	61401
GPT GARLAND OWNER LLC	Garland - Apex	3000 West Kingsley Road	Garland	TX	75041
GPT GIG BOA PORTFOLIO OWNER LLC	Camelback*	1825 E. Buckeye Road	Phoenix	AZ	85034
GPT GIG BOA PORTFOLIO OWNER LLC	Catalina*	1825 E. Buckeye Road	Phoenix	AZ	85034
GPT GIG BOA PORTFOLIO OWNER LLC	Maricopa*	1825 E. Buckeye Road	Phoenix	AZ	85034
GPT GIG BOA PORTFOLIO OWNER LLC	McDowell*	1825 E. Buckeye Road	Phoenix	AZ	85034
GPT GIG BOA PORTFOLIO OWNER LLC	Mesa Main - Main Building	63 W. Main Street	Mesa	AZ	85201

Schedules to Term Loan Agreement - 12

OWNER	PROPERTY NAME	ADDRESS LINE	CITY	STATE	ZIP
GPT GIG BOA PORTFOLIO OWNER LLC	South Mountain*	1825 E. Buckeye Road	Phoenix	AZ	85034
GPT GIG BOA PORTFOLIO OWNER LLC	East Baskerfield	1201 Baker Street	Bakersfield	CA	93305
GPT GIG BOA PORTFOLIO OWNER LLC	El Segundo	835 N. Sepulveda Boulevard	El Segundo	CA	90245
GPT GIG BOA PORTFOLIO OWNER LLC	Escondido Main	220 S. Escondido Blvd.	Escondido	CA	92025
GPT GIG BOA PORTFOLIO OWNER LLC	Gardena Main	1450 W. Redondo Beach Blvd.	Gardena	CA	90247
GPT GIG BOA PORTFOLIO OWNER LLC	Glendale Main	345 N. Brand Blvd.	Glendale	CA	91203
GPT GIG BOA PORTFOLIO OWNER LLC	Inland Empire Cash	1275 S. Dupont Avenue	Ontario	CA	91761
GPT GIG BOA PORTFOLIO OWNER LLC	Lincoln Heights	2400 N. Broadway	Los Angeles	CA	90031
GPT GIG BOA PORTFOLIO OWNER LLC	North Hollywood	5025 Lankershim Blvd.	North Hollywood	CA	91601
GPT GIG BOA PORTFOLIO OWNER LLC	North Sacramento	1830 Del Paso Blvd.	Sacramento	CA	95815
GPT GIG BOA PORTFOLIO OWNER LLC	Oak Park Branch	3810 Broadway	Sacramento	CA	95817
GPT GIG BOA PORTFOLIO OWNER LLC	Pico-Vermont Brnch	1232 S. Vermont Blvd.	Los Angeles	CA	90006
GPT GIG BOA PORTFOLIO OWNER LLC	Pomona Main*	444 S. Garey Avenue	Pomona	CA	91766
GPT GIG BOA PORTFOLIO OWNER LLC	Riverside Main	3650 14th Street	Riverside	CA	92501
GPT GIG BOA PORTFOLIO OWNER LLC	Salinas Main Brnch	405 Main Street	Salinas	CA	93901
GPT GIG BOA PORTFOLIO OWNER LLC	San Bernadino Main	303 N. D Street	San Bernadino	CA	92401
GPT GIG BOA PORTFOLIO OWNER LLC	Santa Barbara	834 State Street	Santa Barbara	CA	93101
GPT GIG BOA PORTFOLIO OWNER LLC	Santa Maria Branch	300 Town Center East	Santa Maria	CA	93454
GPT GIG BOA PORTFOLIO OWNER LLC	Sepulveda-Devonshr	10300-10306 Sepul Veda Blvd.	Mission Hills	CA	91345
GPT GIG BOA PORTFOLIO OWNER LLC	Sunnyvale Main	444 S. Mathilda Avenue	Sunnyvale	CA	94086
GPT GIG BOA PORTFOLIO OWNER LLC	Century Park	1000 Century Park Road	Tampa	FL	33607
GPT GIG BOA PORTFOLIO OWNER LLC	Gulf to Bay - Main Bldng	1640 Gulf to Bay Blvd.	Clearwater	FL	33755
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville #100	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville #700	9000 Southside Blvd.	Jacksonville	FL	32256

Schedules to Term Loan Agreement - 13

OWNER	PROPERTY NAME	ADDRESS LINE	CITY	STATE	ZIP
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville Daycare	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville Garage	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville School	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Port Charlotte-Main Bldng	21175 Olean Blvd.	Port Charlotte	FL	33952
GPT GIG BOA PORTFOLIO OWNER LLC	San Jose - Main Building	3535 University Blvd. West	Jacksonville	FL	32217
GPT GIG BOA PORTFOLIO OWNER LLC	South Region TPC	17100 N.W. 59th Avenue	Miami Lakes	FL	33015
GPT GIG BOA PORTFOLIO OWNER LLC	Westshore Mall	100 N. Westshore Blvd.	Tampa	FL	33609
GPT GIG BOA PORTFOLIO OWNER LLC	Bull Street	22 Bull Street	Savannah	GA	31401
GPT GIG BOA PORTFOLIO OWNER LLC	Mission Facility	9500 Mission Road	Overland Park	KS	66206
GPT GIG BOA PORTFOLIO OWNER LLC	Annapolis Church	10 Church Circle	Annapolis	MD	21402
GPT GIG BOA PORTFOLIO OWNER LLC	Highlandtown - BAL	3415-3417 Eastern Avenue	Baltimore	MD	21224
GPT GIG BOA PORTFOLIO OWNER LLC	Richland Faclty-Mn Bldng	112 McClurg Street	Richland	MO	65556
GPT GIG BOA PORTFOLIO OWNER LLC	South Glenstone-Mn Bldng*	2940 S. Glenstone Avenue	Springfield	MO	65804
GPT GIG BOA PORTFOLIO OWNER LLC	West Sunshine-Mn Bldng*	710 W. Sunshine Street	Springfield	MO	65807
GPT GIG BOA PORTFOLIO OWNER LLC	Carrollton-Mn Bldng	1101 S. Josey Lane	Carrollton	TX	75006
GPT GIG BOA PORTFOLIO OWNER LLC	Greenspoint	12400 Interstate 45 North	Houston	TX	77060
GPT GIG BOA PORTFOLIO OWNER LLC	Mission - Main Building	1101 N. Conway Avenue	Mission	TX	78572
GPT GIG BOA PORTFOLIO OWNER LLC	Bellingham	112 E. Holly Street	Bellingham	WA	98255
GPT GLENVILLE DRIVE OWNER LLC	Nortel - Glenville Drive	1460 N Glenville Drive	Dallas	TX	75081
GPT GREAT VALLEY OWNER LP	Great Valley	175-205 Great Valley Parkway	Malvern	PA	19355
GPT GROVEPORT OWNER LLC	Almo Distributing Pennsylvania, Inc.	6700 Port Road	Groveport	OH	43125

Schedules to Term Loan Agreement - 14

OWNER	PROPERTY NAME	ADDRESS LINE	CITY	STATE	ZIP
GPT HACKETTSTOWN OWNER LLC	Astrodyne TDI	36 Newburgh Road	Hackettstown	NJ	7840
GPT HACKS CROSSING OWNER LLC	Hacks Crossing - Five Below	9105 Hacks Cross Road	Olive Branch	MS	38624
GPT HAGERSTOWN OWNER LLC	Lenox Corporation	16507 Hunters Green Parkway	Hagerstown	MD	21740
GPT HAMPTON MAIN OWNER LLC	Hampton Main	4301/4400 Hampton Avenue	St. Louis	MO	63109
GPT HARRISBURG OWNER LP	Harrisburg - Allentown Boulevard	8051 Allentown Boulevard	Harrisburg	PA	17112
GPT HENDERSON OWNER LLC	Coremark	855 Wigwam Parkway	Henderson	NV	89014
GPT HIALEAH GARDENS OWNER LLC	Preferred Freezer - Hialeah Gardens	13801 N.W. 112th Avenue	Hialeah Gardens	FL	33018
GPT HIGH HILL ROAD OWNER LLC	Heritage Bag	2321 High Hill Road	Swedesboro	NJ	8085
GPT HOUSTON TERMINAL OWNER LLC	Houston - YRC Truck Terminal	9415 Wallisville Road	Houston	TX	77013
GPT HOWELL ROAD I OWNER LLC	Scannell	1171 Howell Road	Spartanburg	SC	29334
GPT HUNTER ROAD OWNER LLC LLC	Insight	1600 Hunter Road	Hanoer Park	IL	60133
GPT INDUSTRIAL DRIVE OWNER LLC	Ball Metal	6600 North Industrial Drive	Milwaukee	WI	53223
GPT JUDGE ADAMS ROAD OWNER LP	BEACON	6550 Judge Adams Road	Whitsett	NC	27377
GPT KATRINE OWNER LLC	Valid USA	5300 Katrine Avenue	Downers Grove	IL	60515
GPT KENDALL POINT OWNER LLC	Radiac Abrasives, Inc	101 Kendall Point	Oswego	IL	60543
GPT KENOSHA OWNER LLC	Emerson Electric Co d/b/a Insinkerator	5612 95th Avenue	Kenosha	WI	53144
GPT KNOLLWOOD OWNER LP	Expo Dye	1365 North Knollwood	Anaheim	CA	92801
GPT LAKE ZURICH OWNER LLC	Food Equipment Technologies Company (FETCO)	600 Rose Road	Lake Zurich	IL	60047
GPT LEVEE OWNER LLC	Saint Gobain S.A.	507 North Levee Road	Puyallup	WA	98371

Schedules to Term Loan Agreement - 15

OWNER	PROPERTY NAME	ADDRESS LINE	CITY	STATE	ZIP
GPT LF ML 1 OWNER LLC	LifeTime Fitness	8310 Wilkens Boulevard	Deerfield Twp	OH	45040
GPT LF ML 1 OWNER LLC	LifeTime Fitness	3470 Houston Levee Road	Collierville	TN	38139
GPT LF ML 2 OWNER LLC	LifeTime Fitness	5000 East Dry Creek Road	Centennial	CO	80122
GPT LF ML 2 OWNER LLC	LifeTime Fitness	6233 Baker Road	Eden Prairie	MN	55344
GPT LF ML 2 OWNER LLC	LifeTime Fitness	10642 South Memorial Drive	Bixby	OK	74133
GPT LITTLETON OWNER LLC	Potpourri	3 Distribution Center Circle	Littleton	MA	1460
GPT MANASSAS WAREHOUSE OWNER LLC	Manassas - Owens Drive	9101 Owens Drive	Manassas	VA	20111
GPT MANASSAS WAREHOUSE OWNER LLC	Manassus - Euclid Avenue	8485 Euclid Avenue	Manassas	VA	20111
GPT MAPLE AVENUE OWNER LP	Equinix - Maple Avenue	1920 E Maple Avenue	El Segundo	CA	90245
GPT MCCOOK OWNER LLC	Golden State Foods	8901 47th Street	McCook	IL	60525
GPT MIDWAY OWNER LLC	Tradeport	1421 Sunbury Road	Midway	GA	31320
GPT MILFORD OWNER LLC	Milford - Fed Ex	250 Research Drive	Milford	CT	6460
GPT MONTGOMERY OWNER LLC	Fed Ex	191 Neelytown Road	Montgomery	NY	12549
GPT MORELAND AVE OWNER LLC	Atlanta Fedex	2701 Moreland Avenue	Atlanta	GA	30315
GPT MORRISTOWN OFFICE OWNER LLC	Morristown Office	21 South Street	Morristown	NJ	7960
GPT MORROW OWNER LLC	Global Stainless Supply, Inc.	1260 Southern Road	Morrow	GA	30260
GPT MOSELLE OWNER LLC	Superior Manufacturing	133 Superior Drive	Moselle	MS	39459
GPT MURFREESBORO DAVIDSON OWNER LLC	PTB, LLC - Crowne Group	690/1106 Davidson Street	Nashville	TN	37213
GPT MURFREESBORO DAVIDSON OWNER LLC	PTB, LLC - Crowne Group	5018 Murfreesboro Road	La Vergne	TN	37086
GPT N. SCHMIDT ROAD OWNER LLC	KeHE Distributors, LLC	900 N Schmidt Road	Romeoville	IL	60446
GPT NASHVILLE OWNER LLC	Nashville - Nolensville Pike	5880 Nolensville Pike	Nashville	TN	37211

Schedules to Term Loan Agreement - 16

OWNER	PROPERTY NAME	ADDRESS LINE	CITY	STATE	ZIP
GPT NEW BRAUNFELS OWNER LLC	Simpson Performance Products, Inc.	328 Farm to Market Road 306	New Braunfels	TX	78130-2556
GPT NORTH HOLLYWOOD OWNER LP	Deluxe Digital Media	2130 N. Hollywood Way	Burbank	CA	91505
GPT NORTHERN STACKS OWNER LLC	Northern Stacks	41 Northern Stacks Drive	Minnesota	MN	55421
GPT NORTHVILLE STREET OWNER LLC	LKQ - Northville	1100 Northville Street	Houston	TX	77038
GPT NW 112 STREET OWNER LLC	International Data Depository	3350 / 3450 NW 112 Street	Miami	FL	33167
GPT NW 32ND AVENUE OWNER LLC	National Auto Parts Warehouse, Inc	11150 NW 32nd Avenue	Miami	FL	33167
GPT NW 42ND AVENUE OWNER II LLC	OPA LOCKA	12691 NW 42nd Avenue	Opa Locka	FL	33054
GPT NW 42ND AVENUE OWNER III LLC	OPA LOCKA	12705 NW 42nd Avenue	Opa Locka	FL	33054
GPT NW 42ND AVENUE OWNER LLC	OPA LOCKA	12700 NW Le Jeune Avenue	Opa Locka	FL	33054
GPT NW 75TH STREET OWNER LLC	Fisner Corporation (Cisneros)	7321 NW 75th Street	Medley	FL	33166
GPT OAK CREEK OWNER LLC	United States Postal Service	7620 South 10th Street	Oak Creek	WI	53154
GPT OAKLEY BOULEVARD OWNER LLC	USAA North American Logistics	1595 Oakley Boulevard	Fairburn	GA	30213
GPT OBETZ OWNER LLC	Nautilus, Inc.	5415 Centerpoint Parkway	Obetz	OH	43125
GPT ODELL SCHOOL ROAD OWNER LP	HD Supply Waterworks (Beacon Portfolio)	75 Odell School Road	Concord	NC	28027
GPT OLD PEACHTREE ROAD OWNER LLC	Siemens	675 Old Peachtree Road	Suwanee	GA	30024
GPT ORCHARD PARKWAY OWNER LP	Vander-Bend Manufaturing	2701 Orchard Parkway	San Jose	CA	95135
GPT ORLANDO TERMINAL OWNER LLC	Orlando - YRC Truck Terminal	1265 LaQuinta Drive	Orlando	FL	32809
GPT PACIFIC AVENUE OWNER LP	Cott Beverage	11751 Pacific Avenue	Fontana	CA	92337
GPT PAGE INDUSTRIAL OWNER LLC	Alpha Packaging	1555 Page Industrial Boulevard	St. Louis	MO	63132
GPT PARROTT DRIVE OWNER LP	Scannell	3830 Parrott Drive	Charlotte	NC	28214
GPT PARSIPPANY OWNER LLC	Solix Inc.	20-30 Lanidex Plaza West	Parsippany	NJ	7054

Schedules to Term Loan Agreement - 17

OWNER	PROPERTY NAME	ADDRESS LINE	CITY	STATE	ZIP
GPT PERU OWNER LLC	Peru - 20 Unytite Drive	20 Unytite Drive	Peru	IL	61354
GPT PINELLAS PARK OWNER LLC	Davidoff of Geneva, Inc.	3001 Gateway Centre Parkway	Pinellas Park	FL	33782
GPT RASKULINECZ ROAD OWNER LLC	CORE PLUS	100 Raskulinecz Road	Cateret	NJ	7008
GPT RIDGEVIEW OWNER LLC	Lewisville	1301 Ridgeview Drive	Lewisville	TX	75057
GPT RIVERSIDE OWNER LLC	KeHE Distributors, LLC	1851 Riverside Parkway	Douglasville	GA	30135
GPT ROLLING MEADOWS LLC	JC Restoration	3200 Squibb Avenue	Rolling Meadows	IL	60008
GPT ROUND ROCK OWNER LLC	Sysco USA 1, Inc	101 Chisholm Trail	Round Rock	TX	78681
GPT ROYAL PINE DRIVE OWNER LLC	LifeTime Fitness	4410 Royal Pine Drive	Colorado Springs	CO	80920
GPT SAN BERNARDINO OWNER LP	Gerdau Reinforcing Steel	5425 North Industrial Parkway	San Bernardino	CA	92407
GPT SANTA CLARA OWNER LP	Enterprise - San Francisco	2750 De La Cruz Boulevard	Sant Clara	CA	95050
GPT SANTA FE SPRINGS OWNER LP	VOTAW	10947 Painter Avenue	Santa Fe Springs	CA	90670
GPT SANTA FE SPRINGS OWNER LP	VOTAW	11010 Shoemaker	Santa Fe Springs	CA	90670
GPT SANTA FE SPRINGS OWNER LP	VOTAW	13000-13132 Lakeland Road	Santa Fe Springs	CA	90670
GPT SELIG DRIVE OWNER LLC	Selig Drive - Kapstone	655 Selig Drive	Atlanta	GA	30336
GPT SERGO DRIVE OWNER LLC	Scannell	9500 Sergo Drive	Chicago	IL	60525
GPT SHEILA STREET OWNER LP	Unified Western - Sheila Street	5200 Sheila Street	Commerce	CA	90040
GPT SNOWDEN RIVER PARKWAY OWNER LLC	Snowden	9325 Snowden River Parkway	Columbia	MD	21046
GPT SOUTH PAULINA OWNER LLC	Preferred Freezer BTS	2357 S. Wood Street	Chicago	IL	60608
GPT SOUTH RIVER OWNER LLC	LKQ - Medley	9800 NW South River Drive	Medley	FL	33166
GPT SOUTH ROCK BOULEVARD OWNER LLC	Scannell	1185 S. Rock Blvd.	Reno	NV	89502

Schedules to Term Loan Agreement - 18

OWNER	PROPERTY NAME	ADDRESS LINE	CITY	STATE	ZIP
GPT ST. ELMO ROAD OWNER LLC	Veritiv	210 East St. Elmo Road	Austin	TX	78745
GPT STARKEY ROAD OWNER LLC	LKQ - Largo	11900 Starkey Road	Largo	FL	33773
GPT SUMMERVILLE OWNER LLC	Thorne	259 Drop Off Drive	Summerville	SC	27703
GPT SUSSEX OWNER LLC	Quad Graphic Inc.	N53 W24700 Corporate Circle	Sussex	WI	53089
GPT SW 12TH AVENUE OWNER LLC	Sun-Sentinel	333 SW 12th Avenue	Deerfield Beach	FL	33441
GPT SW 80TH STREET OWNER LLC	Crawford - SW 80th Street	1600-1601 SW 80th Street	Plantation	FL	33324
GPT SWEDESBORO FACILITY OWNER LLC	Swedesboro - Albert's Organic	1155 Commerce Boulevard	Swedesboro	NJ	8085
GPT SYLVAN WAY OWNER LLC	Avid - Sylvan Way	6 Sylvan Way	Parsippany	NJ	7054
GPT TAMPA ACLINE OWNER LLC	Tampa - Acline Boulevard	4506 East Acline Boulevard	Tampa	FL	33605
GPT THUNDERBIRD LANE OWNER LLC	Heritage Bag	4255 Thunderbird Lane	Fairfield	OH	45014
GPT TRANSPORT OWNER II LLC	Magical Cruise Capital	8633 Transport Drive	Orlando	FL	32832
GPT TRANSPORT OWNER LLC	Kratos Defense	8601 Transport Drive	Orlando	FL	32832
GPT TUSTIN LAGRANGE OWNER LP	Sunny D	1230 North Tustin Avenue	Anaheim	CA	92807
GPT TUSTIN LAGRANGE OWNER LP	Sunny D	7000 Lagrange Blvd.	Fulton	GA	30336
GPT TUSTIN LAGRANGE OWNER LP	Sunny D	7050 Lagrange Blvd.	Fulton	GA	30336
GPT TWIN CREEKS COURT OWNER LP	Peter Millar	1002 Twin Creeks Court	Durham	NC	27703
GPT UTICA AVENUE OWNER LP	CORE PLUS	9121 Utica Avenue	Rancho Cucamonga	CA	91730
GPT VERNON OWNER LP	Vernon - 5764 Alcoa Avenue	5764 Alcoa Ave and 3311 Slauson Ave	Vernon	CA	90058
GPT VICKERY DRIVE OWNER LLC	CEVA - Vickery Drive	15350-15390 Vickery Drive	Houston	TX	77032
GPT VV OWNER LP	Vacant Vernon	5708 Alcoa Avenue	Vernon	CA	90058
GPT W. ROYAL LANE OWNER	Connection Drive-Vacant Parcel	1200 W Royal Lane	Irving	TX	75039

Schedules to Term Loan Agreement - 19

OWNER	PROPERTY NAME	ADDRESS LINE	CITY	STATE	ZIP
GPT W. WASHINGTON STREET OWNER LLC	XPO Logistics Worldwide, Inc.	8691 W. Washington Street	Tolleson	AZ	85353
GPT WALLISVILLE ROAD OWNER LLC	LKQ - Wallisville	9314 Wallisville Road	Houston	TX	77013
GPT WASHINGTON BOULEVARD OWNER LLC	Parcel Delivery	6525 Washington Boulevard	Elkridge	MD	21075
GPT WEST DIEHL ROAD OWNER LLC	Party City	2727 Diehl Road	Naperville	IL	60563
GPT WILSON OWNER LP	Cott Beverage	4843 International Blvd	Wilson	NC	27893
GPT WOODS CHAPEL ROAD OWNER LLC	Lear Corp/LeSaint Logistics (Beacon Portfolio)	1201 Woods Chapel Road	Duncan	NC	29334
GPT WORCESTER OWNER LLC	Polar Corp.	1075 Southbridge Street	Auburn	MA	1610
GREENPOINTE COMMERCE CENTER, LLC	Hillwood	6201 Green Pointe Drive	Groveport	OH	43125
GW 316 COMMERCE CENTER, LLC	Hillwood	Industrial Way, Hurricane Shoals, Old Norcross and Raco Drive	Atlanta	GA	30046
I-80 COMMERCE CENTER, LLC	Hillwood	7950 W. 185th; 7979 W. 183rd, 18801 Oak Park	Tinley Park	IL	60477
LEGACY PARK DISTRIBUTION, LLC	Hillwood	6701 and 6750 Legacy Blvd.	Olive Branch	MS	38654
MASON CREEK COMMERCE CENTER INC.	Hillwood	2105, 2104, 21301, 21201 Park Row Drive, Katy	Katy	TX	77449
RICKENBACKER 717 DEVELOPMENT INC	Hillwood	3099 Rohr Road	Groveport	OH	43125
RT AIRTECH, LLC	445 Airtech Parkway	445 Airtech Parkway	Indianapolis	IN	46231
RT ALBERIGI DRIVE, LP	14-46 Alberigi Drive	14-46 Alberigi Drive	Jessup / Scranton	PA	18434
RT ATWATER HOLDING, LLC	1400 Atwater Drive	1400 Atwater Drive	Philadelphia	PA	19355
RT AURORA COMMERCE C, LLC	Aurora Commerce Center Bldg. C	22100 E 26th Avenue	Denver	CO	80019
RT BELLINGHAM, LLC	140 Depot Street	140 Depot Street - Best Buy	Boston	MA	2019
RT BLACKSTOCK ANNEX, LLC	Community Cash 3	117 Littlejohn Street	Spartanburg	SC	29303
RT BLACKSTOCK COMPLEX, LLC	Community Cash 4,5	3001 N. Blackstock Road	Spartanburg	SC	29303

Schedules to Term Loan Agreement - 20

OWNER	PROPERTY NAME	ADDRESS LINE	CITY	STATE	ZIP
RT BOLINGBROOK, LLC	Bolingbrook Point III	530 W North Frontage Road	Chicago	IL	60440
RT CAPITAL ROAD, LP	125 Capital Rd	125 Capital Road	Pittston / Wilkes-Barre	PA	18640
RT CENTERPOINT BLVD, LP	325 Centerpoint Blvd	325 Centerpoint Blvd,	Pittston / Wilkes-Barre	PA	18640
RT DRALLE ROAD, LLC	2400 Dralle Road	2400 Dralle Road	Chicago	IL	60484
RT ENCLAVE, LLC	Enclave on the Lake	1255 Enclave Parkway	Houston	TX	77077
RT FAIRFOREST BUILDING 1, LLC	Fairforest Building 1	404 Centura Court	Spartanburg	SC	29303
RT FAIRFOREST BUILDING 2, LLC	Fairforest Building 2	405 Centura Court	Spartanburg	SC	29303
RT FAIRFOREST BUILDING 3, LLC	Fairforest Building 3	320 John Martin Road	Spartanburg	SC	29303
RT FAIRFOREST BUILDING 4, LLC	Fairforest Building 4	310 John Martin Road	Spartanburg	SC	29303
RT FAIRFOREST BUILDING 7, LLC	Fairforest Building 7	294 John Martin Road	Spartanburg	SC	29303
RT FAIRFOREST LAND, LLC	Unimproved Land	John Martin Road	Spartanburg	SC	29303
RT GATEWAY II, LLC	Gateway at Riverside	4606 Appliance Drive	Baltimore	MD	21017
RT GATEWAY, LLC	Gateway at Riverside	4608 Appliance Drive	Baltimore	MD	21017
RT GREENVILLE/SPARTANBURG PARK BUILDING, LLC	Greenville/Spartanburg Industrial Park	115 USAC Drive	Spartanburg	SC	29303
RT HIGHWAY 290 BUILDING 1, LLC	Highway 290 Commerce Park Building 1	201 Commerce Court	Spartanburg	SC	29334
RT HIGHWAY 290 BUILDING 2, LLC	Highway 290 Commerce Park Building 2	215 Commerce Court	Duncan	SC	29334
RT HIGHWAY 290 BUILDING 5, LLC	Highway 290 Commerce Park Building 5	240 Commerce Court	Spartanburg	SC	29334
RT HIGHWAY 290 BUILDING 6, LLC	Highway 290 Commerce Park Building 6	230 Commerce Court	Duncan	SC	29334
RT HIGHWAY 290 BUILDING 7, LLC	Highway 290 Commerce Park Building 7	1825 E. Main Street	Spartanburg	SC	29334

Schedules to Term Loan Agreement - 21

OWNER	PROPERTY NAME	ADDRESS LINE	CITY	STATE	ZIP
RT HJ PARK BUILDING, LLC	HJ Park Building 1	1 Austrian Way	Spartanburg	SC	29303
RT JEDBURG COMMERCE PARK, LLC	Jedburg Commerce Park	1090 Newton Way	Charleston	SC	29483
RT KATY, LLC	22535 Colonial Pkwy	1400 Ravello Drive	Houston	TX	77449
RT KIMBALL DRIVE, LLC	100 Kimball Drive	100 Kimball Drive	Northern	NJ	7054
RT KINGS MOUNTAIN III, LP	Kings Mountain III	120 Woodlake Parkway	Charlotte	NC	28086
RT KINGS MOUNTAIN LAND, LP	Unimproved Land	Woodlake Parkway	Charlotte	NC	28086
RT MID-ATLANTIC A, LLC	Mid-Atlantic Distribution Center Bldg. A	511 Chelsea Road	Baltimore	MD	21001
RT MIDWEST COMMERCE I, LLC	Midwest Commerce Center I	17150 Mercury Street	Kansas City	KS	66031
RT MILLERS FERRY ROAD, LLC	Millers Ferry Road	500 South Millers Ferry Road	Dallas	TX	75141
RT MIRAMAR I, LLC	Miramar I	2300 SW 145th Ave	Miramar	FL	33027
RT MIRAMAR II, LLC	Miramar II	2200 SW 145th Ave.	Miramar	FL	33027
RT NORMAN POINTE I, LLC	Norman Pointe I	5601 Green Valley Dr.	Bloomington	MN	55437
RT NORTH RHETT III, LLC	North Rhett III	255 Eagle Drive	Charleston	SC	29445
RT NORTH RHETT LAND, LLC	Unimproved Land	Eagle Drive	Charleston	SC	29445
RT OAK RIDGE ROAD, LP	550 Oak Ridge Blvd	550 Oak Ridge Road	Hazelton	PA	18202
RT ORCHARD BUSINESS PARK 2, LLC	Orchard Business Park 2	4241 Orchard Park Blvd.	Spartanburg	SC	29303
RT RESEARCH TRIANGLE LP	3900 North Paramount Parkway	3900 N. Paramount Parkway	Raleigh	NC	27560
RT RESEARCH TRIANGLE LP	3900 South Paramount Parkway	3900 S. Paramount Parkway	Raleigh	NC	27560
RT RESEARCH TRIANGLE LP	1400 Perimeter Drive	1400 Perimeter Park Drive	Raleigh	NC	27560
RT SAUGET LLC	1659 Sauget Business Blvd	1659 Sauget Business Blvd.	East Saint Louis	IL	62206
RT SKY HARBOR, LLC	Sky Harbor Operations Center*	1820 E Sky Harbor Circle South	Phoenix	AZ	85034
RT TEXAS INDUSTRIAL LP	660 North Dorothy	660 North Dorothy	Dallas	TX	75081

Schedules to Term Loan Agreement - 22

OWNER	PROPERTY NAME	ADDRESS LINE	CITY	STATE	ZIP
RT TEXAS INDUSTRIAL LP	505 Century	505 Century Parkway	Dallas	TX	75013
RT TEXAS INDUSTRIAL LP	631 International Parkway	631 International Parkway	Dallas	TX	75081
RT WEST POINT JAX, LLC	West Point Trade Center	2300 Pickettville Rd	Jacksonville	FL	32220
RT WOODS CHAPEL LLC	1200 Woods Chapel Road	1200 Woods Chapel Road	Spartanburg	SC	29334
TINLEY PARK 18504 WEST CREEK, LLC	Hillwood	18504 W. Creek Drive	Tinley Park	IL	64077
TINLEY PARK DISTRIBUTION CENTER, LLC	Hillwood	7600 & 7650 W 185th Streetand 18501 Graphic Court	Tinley Park	IL	64077
WESTRIDGE COMMERCE CENTER, LLC	Hillwood	418+ 450 Westridge Parkway	McDonough	GA	30253

1Properties denoted by * are subject to Eligible Ground Leases.

Schedules to Term Loan Agreement - 23

SCHEDULE 3.06
DISCLOSED MATTERS
All material Contingent Obligations disclosed in the financial statements referred to in Section 3.04 of the Agreement.

Schedules to Term Loan Agreement - 24

SCHEDULE 3.14
SUBSIDIARIES
Part (a) – Material Subsidiaries

ENTITY	TYPE OF ENTITY	JURISDICTION
485 MISSION INDUSTRIAL, INC.	Corporation	Delaware
2301 ELLIS INDUSTRIAL, INC.	Corporation	Delaware
I-80 COMMERCE CENTER, LLC	Limited Liability Company	Delaware
DH ANSON, LLC	Limited Liability Company	Delaware
Dh Buckeye, LLC	Limited Liability Company	Delaware
DH FRANKLIN, LLC	Limited Liability Company	Delaware
DH JACKSONVILLE, LLC	Limited Liability Company	Delaware
DH TAMPA, LLC	Limited Liability Company	Delaware
DH WEST JEFFERSON, LLC	Limited Liability Company	Delaware
DH WILMER, LLC	Limited Liability Company	Delaware
DP WEST LAKE AT CONWAY, LLC	Limited Liability Company	Delaware
EASTPOINT DISTRIBUTION, LLC	Limited Liability Company	Delaware
GIJV MEZZ IL 6, LLC	Limited Liability Company	Delaware
GIVJV IL 6, LLC	Limited Liability Company	Delaware
GIJV MEZZ IL 7, LLC	Limited Liability Company	Delaware
GIJV IL 7, LLC	Limited Liability Company	Delaware
GPT 7TH STREET OWNER LP	Limited Partnership	Delaware
GPT 7TH STREET OWNER GP LLC	Limited Liability Company	Delaware
GPT 190TH STREET OWNER LLC	Limited Liability Company	Delaware
GPT 900 TERMINAL ROAD OWNER LLC	Limited Liability Company	Delaware
GPT 1000 Terminal Road Owner LLC	Limited Liability Company	Delaware
GPT 3883 Steve Reynolds Boulevard Owner, LLC	Limited Liability Company	Delaware
GPT 3950 Steve Reynolds Boulevard Owner, LLC	Limited Liability Company	Delaware
GPT 8955 HACKS CROSS OWNER LLC	Limited Liability Company	Delaware
GPT 8989 HACKS CROSS OWNER LLC	Limited Liability Company	Delaware
GPT 74TH STREET OWNER LLC	Limited Liability Company	Delaware
GPT 74TH STREET OWNER LLC	Limited Liability Company	Delaware
GPT 85TH AVENUE OWNER LP	Limited Partnership	Delaware
GPT 85TH AVENUE OWNER GP LLC	Limited Liability Company	Delaware
GPT ALAMEDA DRIVE OWNER LLC	Limited Liability Company	Delaware

Schedules to Term Loan Agreement - 25

ENTITY	TYPE OF ENTITY	JURISDICTION
GPT ALCOA AVENUE OWNER GP LLC	Limited Liability Company	Delaware
GPT ALCOA AVENUE OWNER LP	Limited Partnership	Delaware
GPT ARLINGTON HEIGHTS OWNER LLC f/k/a GPT Sauget Owner LLC	Limited Liability Company	Delaware
GPT ATLANTIC BOULEVARD OWNER LLC	Limited Liability Company	Delaware
GPT AUSTIN OWNER LLC	Limited Liability Company	Delaware
GPT B STREET OWNER LLC	Limited Liability Company	Delaware
GPT BALL GROUND OWNER LLC	Limited Liability Company	Delaware
GPT BARTLETT DRIVE OWNER LLC	Limited Liability Company	Delaware
GPT BEDFORD PARK OWNER LLC	Limited Liability Company	Delaware
GPT BELCAMP OWNER LLC	Limited Liability Company	Delaware
GPT BELLMAWR OWNER LLC	Limited Liability Company	Delaware
GPT BLACK CREEK OWNER LLC	Limited Liability Company	Delaware
GPT BLOOMINGDALE OWNER LLC	Limited Liability Company	Delaware
GPT BOA PORTFOLIO MEMBER LLC	Limited Liability Company	Delaware
GPT BOLINGBROOK OWNER LLC	Limited Liability Company	Delaware
GPT BROOKSHIRE ROAD OWNER LLC	Limited Liability Company	Delaware
GPT BUFFALO GROVE OWNER LLC	Limited Liability Company	Delaware
GPT BURR RIDGE OWNER LLC	Limited Liability Company	Delaware
GPT BUSINESS CENTER DRIVE OWNER LLC	Limited Liability Company	Delaware
GPT BYHALIA OWNER LLC	Limited Liability Company	Delaware
GPT CABOT PARKWAY OWNER LLC	Limited Liability Company	Delaware
GPT CALABASH BRANCH OWNER GP LLC	Limited Liability Company	Delaware
GPT CALABASH BRANCH OWNER LP	Limited Partnership	Delaware
GPT CANTON SUBOWNER LLC	Limited Liability Company	Delaware
GPT CHARTER STREET OWNER LLC	Limited Liability Company	Delaware
GPT CHICAGO DEPOT OWNER LLC	Limited Liability Company	Delaware
GPT CHICAGO MANNHEIM OWNER LLC	Limited Liability Company	Delaware
GPT Chisholm Trail LENDER LLC	Limited Liability Company	Delaware
GPT CINNAMINSON OWNER LLC	Limited Liability Company	Delaware

Schedules to Term Loan Agreement - 26

ENTITY	TYPE OF ENTITY	JURISDICTION
GPT COMMERCE CITY OWNER LLC	Limited Liability Company	Delaware
GPT CURTIS BAY OWNER LLC	Limited Liability Company	Delaware
GPT DANIA BEACH OWNER LLC (f/k/a GPT East Holmes Avenue Owner LLC)	Limited Liability Company	Delaware
GPT DEAN FOREST ROAD OWNER LLC	Limited Liability Company	Delaware
GPT DEER PARK TERMINAL OWNER LLC	Limited Liability Company	Delaware
GPT E DEBBIE LANE OWNER LLC	Limited Liability Company	Delaware
GPT EAST BRUNSWICK TERMINAL OWNER LLC	Limited Liability Company	Delaware
GPT ELGIN OWNER LLC	Limited Liability Company	Delaware
GPT ELK GROVE OWNER LLC	Limited Liability Company	Delaware
GPT ELKRIDGE TERMINAL OWNER LLC	Limited Liability Company	Delaware
GPT EMMAUS BRANCH OWNER GP LLC	Limited Liability Company	Delaware
GPT EMMAUS BRANCH OWNER LP	Limited Partnership	Delaware
GPT EXPLORATION DRIVE LLC	Limited Liability Company	Delaware
GPT FORT WAYNE OWNER LLC (f/k/a GPT Freeport Avenue Owner LLC)	Limited Liability Company	Delaware
GPT FRIDLEY OWNER LLC	Limited Liability Company	Delaware
GPT FULTON DRIVE OWNER GP LLC	Limited Liability Company	Delaware
GPT FULTON DRIVE OWNER LP	Limited Partnership	Delaware
GPT GALESBURG OWNER LLC	Limited Liability Company	Delaware
GPT GARLAND OWNER LLC	Limited Liability Company	Delaware
GPT GLENVILLE DRIVE SUBLEASE OWNER LLC (f/k/a GPT Mansfield Owner LLC)	Limited Liability Company	Delaware
GPT GREAT VALLEY OWNER GP LLC (f/k/a GPT Malvern Owner GP LLC)	Limited Liability Company	Delaware
GPT GREAT VALLEY OWNER LP (f/k/a 175 Great Valley Parkway Associates, LP)	Limited Partnership	Delaware
GPT GROVEPORT OWNER LLC	Limited Liability Company	Delaware
GPT HACKS CROSSING OWNER LLC	Limited Liability Company	Delaware
GPT HAGERSTOWN OWNER LLC	Limited Liability Company	Delaware
GPT HAMLET OWNER GP LLC	Limited Liability Company	Delaware
GPT HAMLET OWNER LP	Limited Partnership	Delaware

Schedules to Term Loan Agreement - 27

ENTITY	TYPE OF ENTITY	JURISDICTION
GPT HAMPTON MAIN OWNER LLC	Limited Liability Company	Delaware
GPT HARRISBURG OWNER GP LLC	Limited Liability Company	Delaware
GPT HARRISBURG OWNER LP	Limited Partnership	Delaware
GPT HENDERSON OWNER LLC	Limited Liability Company	Delaware
GPT HIALEAH GARDENS OWNER LLC	Limited Liability Company	Delaware
GPT HIGH HILL ROAD OWNER LLC	Limited Liability Company	Delaware
GPT HIGHWAY 101 & 417 OWNER LLC	Limited Liability Company	Delaware
GPT HOUSTON TERMINAL OWNER LLC	Limited Liability Company	Delaware
GPT HOWELL ROAD I OWNER LLC	Limited Liability Company	Delaware
GPT HUNTER ROAD OWNER LLC	Limited Liability Company	Delaware
GPT INDUSTRIAL DRIVE OWNER LLC	Limited Liability Company	Delaware
GPT JUDGE ADAMS ROAD OWNER LP	Limited Partnership	Delaware
GPT JUDGE ADAMS ROAD OWNER GP LLC	Limited Liability Company	Delaware
GPT KATRINE OWNER LLC	Limited Liability Company	Delaware
GPT KENDALL POINT OWNER LLC	Limited Liability Company	Delaware
GPT KENOSHA OWNER LLC	Limited Liability Company	Delaware
GPT KNOLLWOOD OWNER LP	Limited Liability Company	Delaware
GPT KNOLLWOOD OWNER GP LLC	Limited Liability Company	Delaware
GPT LAKE ZURICH OWNER LLC	Limited Liability Company	Delaware
GPT LEVEE OWNER LLC	Limited Liability Company	Delaware
GPT LF ML 1 OWNER LLC	Limited Liability Company	Delaware
GPT LF ML 1 OWNER LLC	Limited Liability Company	Delaware
GPT LF ML 2 OWNER LLC	Limited Liability Company	Delaware
GPT LF ML 2 OWNER LLC	Limited Liability Company	Delaware
GPT LF ML 2 OWNER LLC	Limited Liability Company	Delaware
GPT LITTLETON OWNER LLC	Limited Liability Company	Delaware
GPT MANASSAS WAREHOUSE OWNER LLC	Limited Liability Company	Delaware
GPT MANASSAS WAREHOUSE OWNER LLC	Limited Liability Company	Delaware
GPT MCCOOK OWNER LLC (f/k/a GPT Carrier Drive Owner LLC)	Limited Liability Company	Delaware
GPT MIDWAY OWNER LLC	Limited Liability Company	Delaware

Schedules to Term Loan Agreement - 28

ENTITY	TYPE OF ENTITY	JURISDICTION
GPT MIDWAY OWNER II LLC	Limited Liability Company	Delaware
GPT MILFORD OWNER LLC	Limited Liability Company	Delaware
GPT MONTGOMERY OWNER LLC	Limited Liability Company	Delaware
GPT MORELAND AVE OWNER LLC	Limited Liability Company	Delaware
GPT Morristown Office Member LLC	Limited Liability Company	Delaware
GPT MORRISTOWN OFFICE OWNER LLC	Limited Liability Company	Delaware
GPT MORROW OWNER LLC	Limited Liability Company	Delaware
GPT MOSELLE OWNER LLC	Limited Liability Company	Delaware
GPT Murfreesboro Davidson Owner LLC	Limited Liability Company	Delaware
GPT N. SCHMIDT ROAD OWNER LLC	Limited Liability Company	Delaware
GPT NASHVILLE OWNER LLC	Limited Liability Company	Delaware
GPT NEW BRAUNFELS OWNER LLC	Limited Liability Company	Delaware
GPT NORTH HOLLYWOOD OWNER GP LLC	Limited Liability Company	Delaware
GPT NORTH HOLLYWOOD OWNER LP	Limited Partnership	Delaware
GPT NORTHERN STACKS OWNER LLC (F/K/A/ GPT ML Owner 2 LLC)	Limited Liability Company	Delaware
GPT NORTHVILLE STREET OWNER LLC	Limited Liability Company	Delaware
GPT NW 32ND AVENUE OWNER LLC	Limited Liability Company	Delaware
GPT NW 42ND AVENUE OWNER LLC (f/k/a GPT NW 52nd Avenue Owner LLC)	Limited Liability Company	Delaware
GPT NW 42ND AVENUE OWNER II LLC	Limited Liability Company	Delaware
GPT NW 42ND AVENUE OWNER III LLC	Limited Liability Company	Delaware
GPT NW 112 STREET OWNER LLC	Limited Liability Company	Delaware
GPT NW 75TH STREET OWNER LLC (f/k/a GPT Whittaker Road Owner LLC)	Limited Liability Company	Delaware
GPT OAK CREEK OWNER LLC	Limited Liability Company	Delaware
GPT OAKLEY BOULEVARD OWNER LLC	Limited Liability Company	Delaware
GPT OBETZ OWNER LLC	Limited Liability Company	Delaware
GPT ODELL SCHOOL ROAD OWNER LP	Limited Partnership	Delaware
GPT OLD PEACHTREE ROAD OWNER LLC	Limited Liability Company	Delaware

Schedules to Term Loan Agreement - 29

ENTITY	TYPE OF ENTITY	JURISDICTION
GPT ORCHARD PARKWAY OWNER GP LLC	Limited Liability Company	Delaware
GPT ORCHARD PARKWAY OWNER LP	Limited Liability Company	Delaware
GPT ORLANDO TERMINAL OWNER LLC	Limited Liability Company	Delaware
GPT PACIFIC AVENUE OWNER LP (f/k/a GPT 260 North Pioneer Avenue Owner LP)	Limited Partnership	Delaware
GPT PACIFIC AVENUE OWNER GP LLC (f/k/a GPT 260 North Pioneer Avenue Owner GP LLC)	Limited Liability Company	Delaware
GPT PAGE INDUSTRIAL OWNER LLC	Limited Liability Company	Delaware
GPT PARSIPPANY OWNER LLC	Limited Liability Company	Delaware
GPT PARROTT DRIVE OWNER LP	Limited Partnership	Delaware
GPT PARROTT DRIVE OWNER GP LLC	Limited Liability Company	Delaware
GPT PERU OWNER LLC	Limited Liability Company	Delaware
GPT PINELLAS PARK OWNER LLC	Limited Liability Company	Delaware
GPT RASKULINECZ ROAD OWNER LLC	Limited Liability Company	Delaware
GPT RIDGEVIEW OWNER LLC (f/k/a GPT El Paso Owner LLC)	Limited Liability Company	Delaware
GPT RIVERSIDE OWNER LLC	Limited Liability Company	Delaware
GPT ROLLING MEADOWS OWNER LLC	Limited Liability Company	Delaware
GPT ROUND ROCK OWNER LLC	Limited Liability Company	Delaware
GPT ROYAL PINE DRIVE OWNER LLC	Limited Liability Company	Delaware
GPT SAN BERNARDINO OWNER GP LLC	Limited Liability Company	Delaware
GPT SAN BERNARDINO OWNER LP	Limited Partnership	Delaware
GPT SANTA CLARA OWNER GP LLC	Limited Liability Company	Delaware
GPT SANTA CLARA OWNER LP	Limited Partnership	Delaware
GPT SANTA FE SPRINGS OWNER LP	Limited Partnership	Delaware
GPT SANTA FE SPRINGS OWNER GP LLC	Limited Liability Company	Delaware
GPT SANTA FE SPRINGS OWNER LP	Limited Partnership	Delaware
GPT SANTA FE SPRINGS OWNER GP LLC	Limited Liability Company	Delaware
GPT SELIG DRIVE OWNER LLC	Limited Liability Company	Delaware

Schedules to Term Loan Agreement - 30

ENTITY	TYPE OF ENTITY	JURISDICTION
GPT SERGO DRIVE OWNER LLC	Limited Liability Company	Delaware
GPT SNOWDEN RIVER PARKWAY OWNER LLC	Limited Liability Company	Delaware
GPT SOUTH PAULINA OWNER LLC	Limited Liability Company	Delaware
GPT SOUTH RIVER OWNER LLC	Limited Liability Company	Delaware
GPT STARKEY ROAD OWNER LLC	Limited Liability Company	Delaware
GPT ST. ELMO ROAD OWNER LLC	Limited Liability Company	Delaware
GPT SUMMERVILLE OWNER LLC	Limited Liability Company	Delaware
GPT SUMMIT OWNER LLC (f/k/a GPT Florence Owner LLC)	Limited Liability Company	Delaware
GPT SUMMIT OWNER LLC (f/k/a GPT Florence Owner LLC)	Limited Liability Company	Delaware
GPT SUSSEX OWNER LLC	Limited Liability Company	Delaware
GPT SW 12TH AVENUE OWNER LLC	Limited Liability Company	Delaware
GPT SW 80TH STREET OWNER LLC	Limited Liability Company	Delaware
GPT SWEDESBORO FACILITY OWNER LLC	Limited Liability Company	Delaware
GPT TAMPA ACLINE OWNER LLC	Limited Liability Company	Delaware
GPT THUNDERBIRD LANE OWNER LLC	Limited Liability Company	Delaware
GPT TRANSPORT OWNER II LLC	Limited Liability Company	Delaware
GPT TRANSPORT OWNER LLC	Limited Liability Company	Delaware
GPT TUSTIN LAGRANGE OWNER LP	Limited Partnership	Delaware
GPT TUSTIN LAGRANGE OWNER GP LLC	Limited Liability Company	Delaware
GPT TWIN CREEKS COURT OWNER LP	Limited Partnership	Delaware
GPT TWIN CREEKS COURT OWNER GP LLC	Limited Liability Company	Delaware
GPT UTICA AVENUE OWNER LP	Limited Partnership	Delaware
GPT UTICA AVENUE OWNER GP LLC	Limited Liability Company	Delaware
GPT VERNON OWNER LLC (f/k/a GPT Fresno Owner GP LLC)	Limited Liability Company	Delaware
GPT VERNON OWNER LP (f/k/a GPT Fresno Owner LP)	Limited Partnership	Delaware
GPT VV OWNER LP (f/k/a GPT Great Oaks Owner LP)	Limited Partnership	Delaware
GPT VV OWNER GP LLC (f/k/a GPT Great Oaks Owner GP LLC)	Limited Liability Company	Delaware
GPT W ROYAL LANE OWNER LLC	Limited Liability Company	Delaware

Schedules to Term Loan Agreement - 31

ENTITY	TYPE OF ENTITY	JURISDICTION
GPT W. WASHINGTON STREET OWNER LLC (f/k/a GPT Reston Owner LLC)	Limited Liability Company	Delaware
GPT WALLISVILLE ROAD OWNER LLC	Limited Liability Company	Delaware
GPT WASHINGTON BOULEVARD OWNER LLC	Limited Liability Company	Delaware
GPT WEST CHARLESTON BLVD OWNER LLC	Limited Liability Company	Delaware
GPT WEST DIEHL ROAD OWNER LLC	Limited Liability Company	Delaware
GPT WESTLAKE OWNER GP LLC (f/k/a GPT Huntington Park Owner GP LLC)	Limited Liability Company	Delaware
GPT WESTLAKE OWNER LP (f/k/a GPT Huntington Park Owner LP)	Limited Partnership	Delaware
GPT WOODS CHAPEL ROAD OWNER LLC	Limited Liability Company	Delaware
GPT WORCESTER OWNER LLC	Limited Liability Company	Delaware
Greenpointe Commerce Center, LLC	Limited Liability Company	Delaware
GW 316 Commerce Center, LLC	Limited Liability Company	Delaware
Legacy Park Distribution, LLC	Limited Liability Company	Delaware
Mason Creek Commerce Center INC.	Corporation	Delaware
Rickenbacker 717 Development, INC.	Corporation	Delaware
RT Airtech, LLC	Limited Liability Company	Delaware
RT Albergi Drive LP	Limited Partnership	Delaware
RT Atwater LP	Limited Partnership	Delaware
RT Atwater GP LLC	Limited Liability Company	Delaware
RT Atwater Holding LLC	Limited Liability Company	Delaware
RT Atwater Holding II LLC	Limited Liability Company	Delaware
RT Aurora Commerce C, LLC	Limited Liability Company	Delaware
RT Avion, LLC	Limited Liability Company	Delaware
RT Bellingham, LLC	Limited Liability Company	Delaware
RT Blackstock Annex, LLC	Limited Liability Company	Delaware
RT Blackstock Complex, LLC	Limited Liability Company	Delaware
RT Bolingbrook, LLC	Limited Liability Company	Delaware
RT Burlington LLC	Limited Liability Company	Delaware
RT Capital Road LP	Limited Partnership	Delaware
RT CCC Las Colinas LLC	Limited Liability Company	Delaware
RT Celebration LLC	Limited Liability Company	Delaware
RT Centerpoint Blvd LP	Limited Partnership	Delaware
RT Crest Ridge LLC	Limited Liability Company	Delaware
RT Diamond Lake, LLC	Limited Liability Company	Delaware
RT Dralle Road, LLC	Limited Liability Company	Delaware

Schedules to Term Loan Agreement - 32

ENTITY	TYPE OF ENTITY	JURISDICTION
RT Dublin Properties, LLC	Limited Liability Company	Delaware
RT Enclave, LLC	Limited Liability Company	Delaware
RT Ewing, LLC	Limited Liability Company	Delaware
RT Fairforest Building 1, LLC	Limited Liability Company	Delaware
RT Fairforest Building 2, LLC	Limited Liability Company	Delaware
RT Fairforest Building 3, LLC	Limited Liability Company	Delaware
RT Fairforest Building 4, LLC	Limited Liability Company	Delaware
RT Fairforest Building 7, LLC	Limited Liability Company	Delaware
RT Fairforest Land, LLC	Limited Liability Company	Delaware
RT Gateway II, LLC	Limited Liability Company	Delaware
RT Gateway, LLC	Limited Liability Company	Delaware
RT Goodyear LLC	Limited Liability Company	Delaware
RT Greenville/Spartanburg Park Building, LLC	Limited Liability Company	Delaware
RT Highway 290 Building 1, LLC	Limited Liability Company	Delaware
RT Highway 290 Building 2, LLC	Limited Liability Company	Delaware
RT Highway 290 Building 5, LLC	Limited Liability Company	Delaware
RT Highway 290 Building 6, LLC	Limited Liability Company	Delaware
RT Highway 290 Building 7, LLC	Limited Liability Company	Delaware
RT HJ Park Building, LLC	Limited Liability Company	Delaware
RT Holdco, LLC	Limited Liability Company	Delaware
RT Jedburg Commerce Park, LLC	Limited Liability Company	Delaware
RT Katy, LLC	Limited Liability Company	Delaware
RT Kearny Mesa, LLC	Limited Liability Company	Delaware
RT Kimball Drive, LLC	Limited Liability Company	Delaware
RT Kings Mountain III LP	Limited Partnership	Delaware
RT Kings Mountain III GP LLC	Limited Liability Company	Delaware
RT Kings Mountain Land LP	Limited Partnership	Delaware
RT Kings Mountain Land GP LLC	Limited Liability Company	Delaware
RT Mid-Atlantic A, LLC	Limited Liability Company	Delaware
RT Midwest Commerce I, LLC	Limited Liability Company	Delaware
RT Millers Ferry Road, LLC	Limited Liability Company	Delaware
RT Miramar I, LLC	Limited Liability Company	Delaware
RT Miramar II, LLC	Limited Liability Company	Delaware
RT Northpoint III, LLC	Limited Liability Company	Delaware
RT North Rhett IV, LLC	Limited Liability Company	Delaware
RT North Rhett Land LLC	Limited Liability Company	Delaware
RT Oak Ridge Road LP	Limited Partnership	Delaware
RT Orchard Business Park 2, LLC	Limited Liability Company	Delaware
RT Pacific Boulevard, LLC	Limited Liability Company	Delaware
RT PA Property Holdings LLC	Limited Liability Company	Delaware

Schedules to Term Loan Agreement - 33

ENTITY	TYPE OF ENTITY	JURISDICTION
RT Parkcenter Circle, LLC	Limited Liability Company	Delaware
RT Point West I, LLC	Limited Liability Company	Delaware
RT Research Triangle LP	Limited Partnership	Delaware
RT Sauget LLC	Limited Liability Company	Delaware
RT Sauget Member, LLC	Limited Liability Company	Delaware
RT Sky Harbor, LLC	Limited Liability Company	Delaware
RT Texas Industrial, L.P.	Limited Partnership	Delaware
RT Texas Industrial LLC	Limited Liability Company	Delaware
RT Tri Valley, LLC	Limited Liability Company	Delaware
RT West Point Jax, LLC	Limited Liability Company	Delaware
RT Woods Chapel LLC	Limited Liability Company	Delaware
TINLEY PARK 18504 WEST CREEK, LLC	Limited Liability Company	Delaware
TINLEY PARK DISTRIBUTION CENTER, LLC	Limited Liability Company	Delaware
WESTRIDGE COMMERCE CENTER, LLC	Limited Liability Company	Delaware

Schedules to Term Loan Agreement - 34

Part (b) – Material Investment Affiliates

JOINT VENTURE NAME	INVESTMENT AFFILIATE	GPT OWNERSHIP ENTITY	TYPE OF ENTITY	JURISDICTION OF ORGANIZATION
Morristown Office	GPT P/H Morristown Office Holdings LLC	GPT Morristown Office Member LLC	Limited Liability Company	Delaware
Philips Building	200 Franklin Trust	GPT Property Trust LP	Statutory Trust	Delaware
GPT TPG	GPT TPG Single Tenant Venture LLC	GPT Operating Partnership LP	Limited Liability Company	Delaware
Gramercy Europe	Gramercy Property Europe plc	Gramercy European Fund Owner LLC	Private Limited Company	Jersey (UK Crown Dependency)
Goodman JV (Jersey)	Goodman Princeton Holdings (Jersey) Limited	RT Princeton UK Holdings, LLC	Private Limited Company	Jersey (UK Crown Dependency)
Goodman JV (Lux)	Goodman Princeton Holdings (Lux) S.À R.L.	RT Princeton CE Holdings, LLC	Société Á Responsabilité Limitée (Limited Liability Company)	Luxembourg

Part (c) – Subscription, Options, Warrants, Call Rights, etc.
None.

Schedules to Term Loan Agreement - 35

SCHEDULE 6.07
EXISTING RESTRICTIONS
None.

Schedules to Term Loan Agreement - 36

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Term Loan Agreement identified below (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest of the Commitment identified below and all the outstanding Loans and a corresponding interest in and to all other rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Effective Date as if Assignee were an original Lender under and signatory to the Loan Agreement, which obligations shall include, but shall not be limited to, the obligation to make Loans to the Borrowers with respect to the Assigned Interest and to indemnify the Administrative Agent as provided therein (such obligations, together with all other obligations set forth in the Loan Agreement and the other Loan Documents are hereinafter collectively referred to as the “Assigned Obligations”). Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

1. Assignor:	______________________________________
2. Assignee:	______________________________________ [and is [a Lender] [an Affiliate/Approved Fund of [identify Lender]]]
3. Borrowers:	GPT Operating Partnership LP (f/k/a CSP Operating Partnership LP) and GPT Property Trust LP
4. Administrative Agent:	Capital One, National Association, as the administrative agent under the Loan Agreement
5. Loan Agreement:
The Amended and Restated Term Loan Agreement dated as of October 13, 2017 among GPT Operating Partnership LP (f/k/a CSP Operating Partnership LP), Gramercy Property Trust (f/k/a Chambers Street Properties), GPT Property Trust LP, the Lenders from time to time party thereto, and Capital One, National Association, as Administrative Agent for the Lenders

6. Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans
$	$	%
$	$	%
$	$	%

In consideration of the assignment made pursuant to this Assignment and Assumption, Assignee agrees to pay to Assignor on the Effective Date, an amount equal to the “Amount of Commitment/ Loans Assigned” set forth in the table above.
Effective Date:         , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR] By: Name: Title:
ASSIGNEE [NAME OF ASSIGNEE] By: Name: Title:
[Consented to and] Accepted: Capital One, National Association, as Administrative Agent By: Name: Title:
[Consented to:] [NAME OF RELEVANT PARTY] By: Name: Title:

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
2. Representations and Warranties.
2.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created by the Assignor, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any collateral thereunder, (iii) the financial condition of the Company, the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of the Loan Agreement or (iv) the performance or observance by the Company, the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Loan Agreement.
2.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements referred to in Section 3.04 thereof or delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; and (c) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

3.     Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. All payments to Assignee under the Loan Agreement shall be made as provided in the Loan Agreement in accordance with the separate instructions delivered to Administrative Agent.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
FORM OF BORROWING REQUEST
Date: _________, 201_
To:    Capital One, National Association, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of October 13, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined), among GPT Operating Partnership LP, a Delaware limited partnership (f/k/a CSP Operating Partnership LP), and GPT Property Trust LP, a Delaware limited partnership (the “Borrowers”), Gramercy Property Trust, a Maryland real estate investment trust (f/k/a Chambers Street Properties), the Lenders from time to time party thereto and Capital One, National Association, as administrative agent for the Lenders (the “Administrative Agent”).
The undersigned hereby request a Borrowing of Term Loans as follows:

1.	On [_________________], 201_ (the “Borrowing Date”).

2.	In the principal amount of $_______________.

3.	Comprised of [Eurodollar Borrowing][ABR Borrowing].

4.	For Eurodollar Borrowings: with an Interest Period of _____ months.

5.	To be wired to the following account in accordance with Section 2.07 of the Loan Agreement: [Location] [Name] [Account Number].
The Borrowers hereby certify to the Administrative Agent and the Lenders that as of the Borrowing Date and after giving effect to the requested Borrowing:
(a)    The representations and warranties of the Borrowers set forth in the Loan Agreement are true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of the Borrowing Date (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty is true and correct as of such earlier date); and
(b)    No Default or Event of Default has occurred and is continuing.
If notice of the requested Borrowing was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.03 of the Loan Agreement.

1

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW]

2

Borrower GPT OPERATING PARTNERSHIP, LP By: GRAMERCY PROPERTY TRUST, its general partner By: _____________________________ Name: Title:

GPT PROPERTY TRUST LP By: COLUMBUS MERGER SUB, LLC, its general partner By: _____________________________ Name: Title:

3

EXHIBIT C-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of October 13, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined), among GPT Operating Partnership LP, a Delaware limited partnership (f/k/a CSP Operating Partnership LP), and GPT Property Trust LP, a Delaware limited partnership (the “Borrowers”), Gramercy Property Trust, a Maryland real estate investment trust (f/k/a Chambers Street Properties), the Lenders from time to time party thereto and Capital One, National Association, as administrative agent for the Lenders (the “Administrative Agent”).
Pursuant to the provisions of Section 2.17(f)(ii)(B)(3) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of [name of Borrower] within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to [name of Borrower] as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF LENDER]
By:
Name:
Title:

Date: ________, 201[_]

EXHIBIT C-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of October 13, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined), among GPT Operating Partnership LP, a Delaware limited partnership (f/k/a CSP Operating Partnership LP), and GPT Property Trust LP, a Delaware limited partnership (the “Borrowers”), Gramercy Property Trust, a Maryland real estate investment trust (f/k/a Chambers Street Properties), the Lenders from time to time party thereto and Capital One, National Association, as administrative agent for the Lenders (the “Administrative Agent”).
Pursuant to the provisions of 2.17(f)(ii)(B)(4) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, none of its direct or indirect partners/members is a ten percent shareholder of [name of Borrower] within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to [name of Borrower] as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8ECI from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF LENDER]
By:
Name:
Title:

Date: ________, 201[_]

EXHIBIT C-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of October 13, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined), among GPT Operating Partnership LP, a Delaware limited partnership (f/k/a CSP Operating Partnership LP), and GPT Property Trust LP, a Delaware limited partnership (the “Borrowers”), Gramercy Property Trust, a Maryland real estate investment trust (f/k/a Chambers Street Properties), the Lenders from time to time party thereto and Capital One, National Association, as administrative agent for the Lenders (the “Administrative Agent”).
Pursuant to the provisions of 2.17(f)(ii)(B)(4) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of [name of Borrower] within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to [name of Borrower] as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________, 201[_]

EXHIBIT C-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of October 13, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined), among GPT Operating Partnership LP, a Delaware limited partnership (f/k/a CSP Operating Partnership LP), and GPT Property Trust LP, a Delaware limited partnership (the “Borrowers”), Gramercy Property Trust, a Maryland real estate investment trust (f/k/a Chambers Street Properties), the Lenders from time to time party thereto and Capital One, National Association, as administrative agent for the Lenders (the “Administrative Agent”).
Pursuant to the provisions of 2.17(f)(ii)(B)(4) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of [name of Borrower] within the meaning of Section 881(h)(3)(B) of the Code and none of its direct or indirect partners/members is a controlled foreign corporation related to [name of Borrower] as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8ECI from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________, 201[_]

EXHIBIT D
FORM OF TERM LOAN NOTE
$[_____________]    [Date]
FOR VALUE RECEIVED, the undersigned, GPT OPERATING PARTNERSHIP LP, a Delaware limited partnership, and GPT PROPERTY TRUST LP, a Delaware limited partnership (the “Borrowers”), jointly and severally, promise to pay, without offset or counterclaim, to the order of [______________] (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address 299 Park Ave., 31st Fl., New York, NY 10171, or at such other address as may be specified in writing by the Administrative Agent to the Borrowers, the principal sum of [__________] Dollars ($[________________]) or, if less, the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrowers pursuant to the Amended and Restated Term Loan Agreement, dated as of October 13, 2017, among the Lender, the Borrowers, Gramercy Property Trust (f/k/a Chambers Street Properties), the other lending institutions named therein and Capital One, National Association, as administrative agent (the “Administrative Agent”) (as amended, restated, replaced, extended, supplemented or modified from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Loan Agreement shall be applicable to this Note.
The Borrowers also, jointly and severally, promise to pay (a) principal at the times provided in the Loan Agreement and (b) interest from the date hereof on the principal amount unpaid at the rates and times set forth in the Loan Agreement and in all cases in accordance with the terms of the Loan Agreement. Late charges and other charges and default rate interest shall be paid by Borrowers in accordance with, and subject to, the terms and conditions of the Loan Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Loan Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers in the absence of manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrowers.
Payments of both principal and interest are to be made in dollars in immediately available funds to the account designated by the Administrative Agent pursuant to the Loan Agreement.
This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Loan Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part without premium or penalty (but subject to the provisions of Section 2.16 of the Loan Agreement) in the manner and to the extent specified in the Loan Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrowers are full recourse obligations of the Borrowers.
In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Loan Agreement.
The Borrowers and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the Loan Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.
THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Page to Follow]

IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed in their names as of the date first above written.

BORROWERS: GPT OPERATING PARTNERSHIP, LP By: GRAMERCY PROPERTY TRUST, its general partner By: _____________________________ Name: Title:

GPT PROPERTY TRUST LP By: COLUMBUS MERGER SUB, LLC, its general partner By: _____________________________ Name: Title:

TERM LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made		Interest Period (If Applicable)	Amount of Principal Repaid		Unpaid Principal Balance		Total	Notation Made By
	ABR	Eurodollar Rate		ABR	Eurodollar Rate	ABR	Eurodollar Rate

EXHIBIT E
FORM OF COMPLIANCE CERTIFICATE
For the Fiscal [Quarter][Year] ended______________, ____
To: Capital One, National Association, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of October 13, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among GPT Operating Partnership LP, a Delaware limited partnership (f/k/a CSP Operating Partnership LP), and GPT Property Trust LP, a Delaware limited partnership (the “Borrowers”), Gramercy Property Trust, a Maryland real estate investment trust (f/k/a Chambers Street Properties), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Capital One, National Association, as the Administrative Agent.
Each of the undersigned Financial Officers hereby certifies as of the date hereof that [he][she] is the __________________________________ of the Borrower listed above [his][her] name, and that, as such, [he][she] is authorized to execute and deliver this Compliance Certificate (this “Certificate”) to the Administrative Agent on the behalf of such Borrower, and that:
[Use the following paragraph 1 for fiscal year-end financial statements]
1. The Company has delivered the year-end audited financial statements required by Section 5.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report of an independent certified public accountant required by such section.
[Use the following paragraph 1 for fiscal quarter-end financial statements]
1. The Company has delivered the unaudited financial statements required by Section 5.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP as of such date and for such period, subject to normal year-end audit adjustments and the absence of footnotes.
2. [To the knowledge of the undersigned, no Default has occurred and is continuing.] [To the knowledge of the undersigned, the following is a list of each Default that has occurred and is continuing and the actions taken or proposed to be taken with respect thereto:]
[Use the following paragraph 3 for a Compliance Certificate delivered pursuant to Section 5.01(d)]

3. The Borrowers are in compliance with the financial covenants in Section 6.11 as of the last day of the [fiscal quarter][fiscal year] ended as of the above date. The financial covenant analyses and information set forth on the schedules attached hereto are true and correct in all material respects on and as of the date of this Compliance Certificate.]
[Use the following paragraph 3 for a Compliance Certificate delivered pursuant to Section 4.01(c)(vii)]
3. The Borrowers are in compliance with the financial covenants set forth in Section 6.11 on a pro-forma basis as of the Effective Date based on the condensed consolidated financial statements for the fiscal quarter ended June 30, 2017 and after giving effect to the Transactions (assuming a borrowing of all amounts intended to be borrowed on the Effective Date and the application of proceeds of such borrowings to the repayment of Indebtedness intended to be repaid therefrom). The financial covenant analyses and information set forth on the schedules attached hereto are true and correct in all material respects on and as of the date of this Compliance Certificate.
4. [No change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement.] [The following is a list of each change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement and the effect of such change on the financial statements referred to in paragraph (1):]
5. [Attached hereto as Exhibit A are updates to Schedule(s) [CDOS], [EGL], [ES] and [3.05]]
[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Compliance Certificate as of __________, ____.

GPT OPERATING PARTNERSHIP, LP By: GRAMERCY PROPERTY TRUST, its general partner By: _____________________________ Name: Title:

GPT PROPERTY TRUST LP By: COLUMBUS MERGER SUB, LLC, its general partner By: _____________________________ Name: Title:

[Attach Schedule of
Financial Covenant Compliance]